THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED. WE MAY NOT SELL THESE SECURITIES UNTIL WE DELIVER A FINAL PROSPECTUS SUPPLEMENT AND ACCOMPANYING PROSPECTUS. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ARE NOT AN OFFER TO SELL NOR ARE THEY SEEKING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                 Supplement to Prospectus Dated_______ __, 199__

                           BA MASTER CREDIT CARD TRUST
                                     Issuer
                      BANK OF AMERICA NATIONAL ASSOCIATION
                             Transferor and Servicer

                                SERIES 199__-___

              $____________ FLOATING-RATE ASSET BACKED CERTIFICATES



CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 10 IN THE PROSPECTUS.

A certificate is not a deposit and neither the certificates nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The certificates will represent interests in the trust only and will not represent interests in or obligations of Bank of America or any of its affiliates.

This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.

                        THE TRUST WILL ISSUE --

                                   Class A Certificates     Class B Certificates

 Principal amount                  $_____________           $______________
 Certificate rate                  One-Month LIBOR          One-Month LIBOR
                                   plus ___% annually       plus ___% annually
 Interest paid                     Monthly                  Monthly
 First interest payment date       ______ 15, 199__         _______ 15,
                                                            199__
 Scheduled payment date            _______ ___, ___         _______ ___, ___
 Legal final maturity              _______ ___, ___         _______ ___, ___



CREDIT ENHANCEMENT --

- The Class B certificates are subordinated to the Class A certificates. Subordination of the Class B certificates provides credit enhancement for the Class A certificates.

- The trust is also issuing a collateral interest in the amount of $___________ that is subordinated to the Class A certificates and the Class B certificates. Subordination of the collateral interest provides credit enhancement for both the Class A certificates and the Class B certificates.

This prospectus supplement and the accompanying prospectus relate to the offering of the certificates only.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                   Underwriter[s] of the Class A Certificates

                    Underwriter[s]of the Class B Certificates

                               ________ __, 199__

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
            PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

      We provide information to you about the certificates in two separate documents: (a) this prospectus supplement, which describes the specific terms of your series of certificates and (b) the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates.

      IF THE TERMS OF YOUR SERIES OF CERTIFICATES VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

      We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

      You can find a listing of the pages where capitalized terms used in this prospectus supplement and the accompanying prospectus are defined under the caption "Index of Terms for Prospectus Supplement" beginning on page S-48 in this document and under the caption "Index of Terms for Prospectus" beginning on page 59 in the accompanying prospectus.

                                TABLE OF CONTENTS

                                                                         PAGE
                                                                         ----

SUMMARY OF TERMS.........................................................S-4
  Offered Securities.....................................................S-4
   Interest Payments.....................................................S-4
   Principal Payments....................................................S-5
  The Collateral Interest................................................S-5
  Credit Enhancement.....................................................S-5
  Other Interests In The Trust...........................................S-5
   Other Series of Certificates..........................................S-5
   The Transferor Certificate............................................S-5
  Information About The Receivables......................................S-6
  Collections By The Servicer............................................S-6
  Allocations And Payments To You And Your Series........................S-6
   Allocations of Collections of Finance Charge Receivables..............S-7
   Shared Excess Finance Charge Collections..............................S-9
   Allocations of Collections of Principal Receivables...................S-9
    Revolving Period.....................................................S-10
    Controlled Accumulation Period.......................................S-10
    Rapid Amortization Period............................................S-11
    Pay Out Events.......................................................S-11
    Shared Excess Principal Collections..................................S-12
  Denominations..........................................................S-12
  Registration, Clearance And Settlement.................................S-12
  Tax Status.............................................................S-12
  ERISA Considerations...................................................S-13
  Certificate Ratings....................................................S-13

INTRODUCTION.............................................................S-14

BANK OF AMERICA'S CREDIT CARD ACTIVITIES.................................S-14
  General................................................................S-14
  Billing, Payments and Fees.............................................S-14
  Delinquency and Loss Experience........................................S-15
  Interchange............................................................S-16

THE RECEIVABLES..........................................................S-17

MATURITY ASSUMPTIONS.....................................................S-21

RECEIVABLE YIELD CONSIDERATIONS..........................................S-23

BANKAMERICA CORPORATION, BANK OF AMERICA AND BANK OF AMERICA
  NATIONAL TRUST AND SAVINGS ASSOCIATION.................................S-24

DESCRIPTION OF THE CERTIFICATES..........................................S-24
  General................................................................S-25
  Interest Payments......................................................S-25
  Principal Payments.....................................................S-27
  Postponement of Controlled Accumulation
   Period................................................................S-28
  Subordination..........................................................S-28
  Allocation Percentages.................................................S-29
  Reallocation of Cash Flows.............................................S-31
  Application of Collections.............................................S-32
  Shared Excess Finance Charge Collections...............................S-37
  Shared Excess Principal Collections....................................S-38
  Required Collateral Interest...........................................S-38
  Defaulted Receivables; Investor
   Charge-Offs...........................................................S-39
  Principal Funding Account..............................................S-40
  Reserve Account........................................................S-41
  Pay Out Events.........................................................S-42
  Servicing Compensation and Payment
   of Expenses...........................................................S-43
  Paired Series..........................................................S-44
  Reports to Certificateholders..........................................S-44
  Amendments.............................................................S-44

ERISA CONSIDERATIONS.....................................................S-44
  Class A Certificates...................................................S-45
  Class B Certificates...................................................S-45
  Consultation With Counsel..............................................S-45

UNDERWRITING.............................................................S-46

LEGAL MATTERS............................................................S-47

INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT.................................S-48

ANNEX I: OTHER SERIES ISSUED.............................................A-1

                                SUMMARY OF TERMS

- THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE CERTIFICATES, READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS.

- THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOWS AND OTHER INFORMATION TO AID YOUR UNDERSTANDING AND IS QUALIFIED BY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOWS AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.



                              OFFERED SECURITIES


The BA Master Credit Card Trust is offering the certificates as part of this Series 199_-__. The certificates represent an interest in the assets of the trust.

The Class B certificates are subordinated to the Class A certificates.

INTEREST PAYMENTS

The Class A certificates will accrue interest for each interest period at an annual rate equal to LIBOR plus ___%.

The Class B certificates will accrue interest for each interest period at an annual rate equal to LIBOR plus ___%.

Interest accrued during each interest period will be due on each distribution date. Any interest due but not paid on a distribution date will be payable on the next distribution date together with additional interest at the applicable certificate rate plus 2% per annum.

- A distribution date is the 15th day of each month, or if that day is not a business day, the next business day. The first distribution date is __________ ___, 199_.

- Each interest period begins on and includes a distribution date and ends on and excludes the next distribution date. However, the first interest period will begin on and include _______ ___, 199_ and end on and exclude ______ ___, 199_, the first distribution date.

- LIBOR is the rate for deposits in U.S. dollars for a one-month period which appears on the Dow Jones Telerate Page 3750 (or similar replacement page) as of 11:00 a.m., London time, on the related LIBOR determination date. In addition, see "Description of the Certificates --Interest Payments" in this prospectus supplement for a discussion of the determination of LIBOR if that rate does not appear on Dow Jones Telerate Page 3750 (or similar replacement page).

-     LIBOR determination dates are:

      - _____ ___, 199_, for the period beginning on and including _________ __, 199__ and ending on and excluding _____ ___, 199_;

      - _____ __, 199_ for the period beginning on and including _____ __, 199_ and ending on and excluding _____ __, 199_; and

      - the second London business day prior to the first day of each interest period, for each interest period following the first interest period.

The following time line shows the relevant dates for the first two interest periods:

                     [FIRST TWO INTEREST PERIODS FLOWCHART]


Other interest periods will follow sequentially after the second interest period in the same manner as is shown in the time line.

See "Description of the Certificates -- Interest Payments" in this prospectus supplement for a discussion of the determination of amounts available to pay interest and for the definition of business day and London business day.

You may obtain the certificate rates for the current and immediately preceding interest periods by telephoning U.S. Bank National Association, the trustee, at
(612) 244-0743.

PRINCIPAL PAYMENTS

If you hold a Class A certificate, you are expected to receive payment of principal in full on the Class A scheduled payment date which is ______ __, ____, or, if that date is not a business day, the next business day. If you hold a Class B certificate, you are expected to receive payment of principal in full on the Class B scheduled payment date which is __________ ____, ____, or, if that date is not a business day, the next business day. However, certain circumstances could cause principal to be paid earlier or later, or in reduced amounts. No principal will be paid to the Class B certificateholders until the Class A certificateholders are paid in full. See "Maturity Assumptions" in this prospectus supplement and in the prospectus and "Description of the Certificates -- Allocation Percentages" in this prospectus supplement.

The final payment of principal and interest on the certificates will be made no later than ______ ___, ____, or, if that date is not a business day, the next business day, called the legal final maturity or the Series 199_-___ termination date.

See "Description of the Certificates -- Principal Payments" in this prospectus supplement for a discussion of the determination of amounts available to pay principal.

THE COLLATERAL INTEREST

The trust is also issuing an interest in the assets of the trust that is subordinated to the certificates called the collateral interest. The initial size of the collateral interest is $_______, representing [___]% of the initial aggregate principal amount of the certificates and the collateral interest. As a subordinated interest, the collateral interest is a form of credit enhancement for the certificates. The collateral interest holder will have voting and certain other rights as if the collateral interest were a subordinated class of certificates.

THE COLLATERAL INTEREST IS NOT BEING OFFERED THROUGH THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

CREDIT ENHANCEMENT

Credit enhancement for your series is for your series's benefit only, and you are not entitled to the benefits of any credit enhancement available to other series.

Subordination of the Class B certificates provides credit enhancement for the Class A certificates. Subordination of the collateral interest provides credit enhancement for both the Class A certificates and the Class B certificates. The collateral interest and the Class B investor interest must be reduced to zero before the Class A investor interest will suffer any loss of principal. The collateral interest must be reduced to zero before the Class B investor interest will suffer any loss of principal. For a description of the events which may lead to a reduction of the Class A investor interest, the Class B investor interest and the collateral interest, see "Description of the Certificates -- Reallocation of Cash Flows," " -- Application of Collections" and " -- Defaulted Receivables; Investor Charge-Offs" in this prospectus supplement.

OTHER INTERESTS IN THE TRUST

OTHER SERIES OF CERTIFICATES

The trust has issued other series of certificates and expects to issue additional series of certificates. When issued by the trust, the certificates of each of those series also represent an interest in the assets of the trust. You can review a summary of each series previously issued and currently outstanding under the caption "Annex I: Other Series Issued" included at the end of this prospectus supplement. The trust may issue additional series with terms that may be different from any other series without prior review or consent by any certificateholders.

THE TRANSFEROR CERTIFICATE

Bank of America initially will own the transferor certificate, which represents the remaining interest in the assets of the trust not represented by the certificates, the collateral interest and the other interests issued by the trust. The transferor interest does not provide credit enhancement for your series or any other series.

INFORMATION ABOUT THE RECEIVABLES

The trust assets include receivables in certain MasterCard(R) and VISA(R)* revolving credit card accounts selected from a sub-set of Bank of America's credit card account portfolio.

The receivables consist of both principal receivables and finance charge receivables.

Principal receivables are, generally, amounts charged by cardholders for (a) goods and services and (b) cash advances.

Finance charge receivables are, generally (a) the related finance charges and credit card fees and (b) for your series, certain amounts of fees, called interchange, collected through MasterCard and VISA and annual membership fees collected from cardholders.

See "Bank of America's Credit Card Activities -- Interchange" in this prospectus supplement and in the accompanying prospectus.

COLLECTIONS BY THE SERVICER

The servicer will collect payments on the receivables and will periodically deposit those collections in an account. The servicer will keep track of those collections that are finance charge receivables and those that are principal receivables.

ALLOCATIONS AND PAYMENTS TO YOU AND YOUR SERIES

Each month, the servicer will allocate collections and the amount of receivables that are not collected and are charged-off as uncollectible, called the default amount, among:

- your series, based on the size of the investor interest in relation to the overall size of the receivables in the trust (initially $___________);

- other outstanding series, based on the size of their respective interests in the trust in relation to the overall size of the receivables in the trust; and

- the holder of the transferor certificate, based on the size of the transferor interest in relation to the overall size of the receivables in the trust.

The trust assets allocated to your series will be further allocated to the following, based on varying percentages:

- holders of the Class A certificates, based on the Class A investor interest (initially $___________);

- holders of the Class B certificates, based on the Class B investor interest (initially $_________); and

- the holder of the collateral interest, based on the collateral interest (initially $__________).

See the following chart and "Description of the Certificates -- Allocation Percentages" in this prospectus supplement.

The following chart illustrates the trust's general allocation structure only and does not reflect the relative percentages of collections or other amounts allocated to the transferor interest, to any series, including your series, or to holders of the Class A certificates, the Class B certificates or the collateral interest.


                     [ALLOCATION OF TRUST ASSETS FLOWCHART]


You are entitled to receive payments of interest and principal based upon allocations to your series. The investor interest, which is the basis for allocations to your series, is the sum of (a) the Class A investor


--------
* MasterCard(R) and VISA(R) are federally registered servicemarks of MasterCard International Inc. and Visa U.S.A., Inc., respectively.

interest, (b) the Class B investor interest and (c) the collateral interest. The Class A investor interest, the Class B investor interest and the collateral interest will initially equal the outstanding principal amount of the Class A certificates, the Class B certificates and the collateral interest. The investor interest will decline as a result of principal payments and may decline due to the charging-off of receivables or other reasons. If your investor interest declines, amounts allocated and available for payment to your series and to you will be reduced. For a description of the events which may lead to these reductions, see "Description of the Certificates -- Reallocation of Cash Flows" in this prospectus supplement.

ALLOCATIONS OF COLLECTIONS OF FINANCE CHARGE RECEIVABLES

The following chart demonstrates the manner in which collections of finance charge receivables are allocated and applied to your series. THE CHART IS A SIMPLIFIED DEMONSTRATION OF CERTAIN ALLOCATION AND PAYMENT PROVISIONS AND IS QUALIFIED BY THE FULL DESCRIPTIONS OF THESE PROVISIONS IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

Step 1: Collections of finance charge receivables for your series are allocated, based on varying percentages, among the Class A investor interest, the Class B investor interest and the collateral interest.

Step 2: Collections of finance charge receivables allocated to the Class A investor interest are applied to cover, in the following priority: the interest payment due to Class A, Class A's portion of the servicing fee due to the servicer and Class A's portion of the default amount.

      Collections of finance charge receivables allocated to the Class B investor interest are applied to cover, in the following priority: the interest payment due to Class B and Class B's portion of the servicing fee due to the servicer.

      Collections of finance charge receivables allocated to the collateral interest are applied, under certain circumstances, to cover the collateral interest's portion of the servicing fee due to the servicer.

Step 3: Collections of finance charge receivables allocated to your series and not used in Step 2 are combined with shared excess finance charge collections from other series in shared excess finance charge collections group one, to the extent necessary and available, and treated as excess spread and applied, in the following priority, to cover:

- the interest payment due to Class A, Class A's portion of the servicing fee due to the servicer and Class A's portion of the default amount, each to the extent not covered in Step 2;

-     reimbursement of certain reductions of the Class A investor interest;

- the interest payment due to Class B and Class B's portion of the servicing fee due to the servicer, each to the extent not covered in Step 2;

-     Class B's portion of the default amount;

-     reimbursement of certain reductions of the Class B investor interest.

Remaining excess spread is then applied, in the following priority, to cover, among other things:

-     the interest payment due to the collateral interest;

- the collateral interest's portion of the servicing fee due to the servicer, to the extent not covered in Step 2;

-     the collateral interest's portion of the default amount;

- reimbursement of reductions of the collateral interest if it is below its minimum required amount;

- funding, if necessary, of a reserve account maintained to cover certain interest payment shortfalls, if any; and

-     other amounts owing to the collateral interest.

Step 4:  Collections of finance charge receivables allocated to your series and not used in Steps 2
and 3 above may be paid to other series in shared excess finance charge collections group one, to the extent necessary, or to the transferor.

See "Description of the Certificates -- Application of Collections" in this prospectus supplement.


      [ALLOCATIONS OF COLLECTIONS OF FINANCE CHARGE RECEIVABLES FLOWCHART]

SHARED EXCESS FINANCE CHARGE COLLECTIONS

This series is included in a group of series designated as shared excess finance charge collections group one. Each series identified under the caption "Annex I:
Other Series Issued" included at the end of this prospectus supplement is, and other series in the future may be, included in shared excess finance charge collections group one. To the extent that collections of finance charge receivables allocated to your series are not needed to make payments or deposits for your series, these collections, called shared excess finance charge collections, will be applied to cover finance charge related payments for other series within shared excess finance charge collections group one. Any reallocation for this purpose will not reduce your series's investor interest. In addition, you may receive the benefits of collections of excess finance charge collections and certain other amounts allocated to other series in shared excess finance charge collections group one, to the extent those collections are not needed for those other series. See "Description of the Certificates -- Shared Excess Finance Charge Collections" in this prospectus supplement and in the accompanying prospectus.

ALLOCATIONS OF COLLECTIONS OF PRINCIPAL RECEIVABLES

The following chart demonstrates the manner in which collections of principal receivables are allocated and applied to your series. THE CHART IS A SIMPLIFIED DEMONSTRATION OF CERTAIN ALLOCATION AND PAYMENT PROVISIONS AND IS QUALIFIED BY THE FULL DESCRIPTIONS OF THESE PROVISIONS IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

Step 1: Collections of principal receivables for your series are allocated, based on varying percentages, among the Class A investor interest, the Class B investor interest and the collateral interest.

Step 2: Collections of principal receivables allocated to the collateral interest and the Class B investor interest may be reallocated and treated as finance charge receivables and made available to pay amounts due to the Class A investor interest that have not been paid by either the Class A's share of collections of finance charge receivables or excess spread. If required Class A amounts are satisfied, the collateral interest also provides the same type of protection to the Class B investor interest. Certain collections which are reallocated for Class A or Class B will not be made part of available investor principal collections.

Step 3: Collections of principal receivables allocated to your series and not used in Step 2 above are combined with shared excess principal collections from other series in the shared excess principal collections group, to the extent necessary and available, and treated as available investor principal collections.

      Available investor principal collections may be paid, or accumulated and then paid, to you as payments of principal as discussed below. The amount, priority and timing of your principal payments, if any, depend on whether your series is in the revolving period, the controlled accumulation period or the rapid amortization period, as described below.

      The Class A certificates will be paid in full before the Class B certificates receive any payments of principal.

      As available investor principal collections are accumulated for the Class A certificates and the Class B certificates, the minimum required credit enhancement (i.e., the collateral interest) will decrease and available investor principal collections will be paid to the holder of the collateral interest to the extent of this decrease.

      See "Maturity Assumptions" and "Description of the Certificates --Application of Collections" in this prospectus supplement.

Step 4: Collections of principal receivables allocated to your series and not used in Steps 2 and 3 above may be paid to other series, to the extent necessary, or to the transferor.

         [ALLOCATIONS OF COLLECTIONS OF PRINCIPAL RECEIVABLES FLOWCHART]


As discussed above in Step 3, available investor principal collections will be applied as follows:

REVOLVING PERIOD: The certificates will have a period of time, called the revolving period, when the trust will not pay, or accumulate, principal for certificateholders. In general, during the revolving period the trust will pay available principal to other series or the holder of the transferor certificate. See "Description of the Certificates -- Principal Payments" and " -- Application of Collections" in this prospectus supplement.

The revolving period starts on the closing date and ends on the earlier to begin of:

-     the controlled accumulation period; or

-     the rapid amortization period.

CONTROLLED ACCUMULATION PERIOD: During the period called the controlled accumulation period, each month the servicer will deposit (a) a specified amount in the principal funding account in order to pay the Class A certificates in full on the Class A scheduled payment date and (b) a specified amount in the distribution account in order to pay the Class B certificates on the Class B scheduled payment date.

Each month, the trust will pay principal not required to be deposited in the principal funding account to other series or the holder of the transferor certificate. Each month, if the amount actually deposited in the principal funding account or the distribution account is less than the required deposit, the amount of this deficiency will be carried forward as a shortfall and included in the next month's required deposit.

See "Description of the Certificates -- Principal Payments" and " --Application of Collections" in this prospectus supplement. For information about the application of money on deposit in the principal funding account, and the distribution account including any net investment earnings, see "Description of the Certificates -- Principal Funding Account" in this prospectus supplement.

On the Class A scheduled payment date, the trust will use the money on deposit in the principal funding account to pay the Class A investor interest. On the Class B scheduled payment date, the trust will use the money on deposit in the distribution account to pay the Class B investor interest if the Class A investor interest is paid in full.

You should be aware that there may not be sufficient amounts available to pay principal in full for the Class A investor interest and the Class B investor interest on the Class A scheduled payment date and the Class B scheduled payment date, respectively. In addition, if the money on deposit in the principal funding account is insufficient to pay the Class A investor interest on the Class A scheduled payment date or if the money on deposit in the distribution account is insufficient to pay the Class B investor interest on the Class B scheduled payment date, or if a pay out event occurs, the rapid amortization period will begin and the timing of your principal payments could change. See "Maturity Assumptions" in this prospectus supplement and in the accompanying prospectus.

The controlled accumulation period is scheduled to begin on __________ ___, ____ but in some cases may be delayed to no later than ________ ___, _____. See "Description of the Certificates -- Postponement of Controlled Accumulation Period" in this prospectus supplement.

The controlled accumulation period will end when any one of the following occurs:

-     the investor interest is paid in full;

-     a rapid amortization period begins; or

-     the Series 199_-___ termination date.

RAPID AMORTIZATION PERIOD: If a period called the rapid amortization period begins, the trust will use any available principal collections allocated to your series to pay (a) the Class A investor interest, (b) if the Class A investor interest is paid in full, the Class B investor interest and (c) if the Class B investor interest is paid in full, the collateral interest. These payments will begin on the distribution date in the month immediately following the commencement of the rapid amortization period.

The rapid amortization period will begin if a pay out event occurs and will end when any one of the following occurs:

-     the investor interest is paid in full;

-     the Series 199_-__ termination date; or

-     the trust termination date.

PAY OUT EVENTS: Certain adverse events called pay out events might lead to the start of a rapid amortization period and the end of either the revolving period or the controlled accumulation period.

A pay out event for your series will include the following events:

-     the transferor does not make any required payment or deposit;

- the transferor materially violates any other obligation or agreement relating to the certificates causing you to be adversely affected, if (a) the transferor does not remedy the violation within 60 days after it has received written notice and (b) you continue to be materially and adversely affected for the 60-day period;

- the transferor provides certain representations, warranties or other information which were materially incorrect at the time they were provided causing you to be adversely affected, if (a) they continue to be materially incorrect 60 days after the transferor has received written notice and (b) you continue to be materially and adversely affected for the 60-day period;

- the average yield on the receivables is below a minimum level called the base rate for three consecutive monthly periods;

- the transferor fails to transfer additional assets to the trust when required;

- certain defaults by the servicer occur that have a material adverse effect on you;

-     you are not paid in full on the scheduled payment date;

- certain events of insolvency or receivership relating to the transferor occur;

- the transferor is unable to transfer receivables to the trust as required under the agreement; or

- the trust becomes an "investment company" under the Investment Company Act of 1940.

For a more detailed discussion of these pay out events, see "Description of the Certificates -- Pay Out Events" in this prospectus supplement. In addition, see "Description of the Certificates -- Pay Out Events" in the accompanying prospectus for a discussion of the consequences of an insolvency or receivership of the transferor.

SHARED EXCESS PRINCIPAL COLLECTIONS

This series is included in a group of series designated as the shared excess principal collections group. Each series identified under the caption "Annex I:
Other Series Issued" included at the end of this prospectus supplement is, and other series in the future may be, included in the shared excess principal collections group. To the extent that collections of principal receivables allocated to your series are not needed to make payments or deposits to the principal funding account for your series, these collections, called shared excess principal collections, will be applied to cover principal payments for other series within the shared excess principal collections group. Any reallocation for this purpose will not reduce your series's investor interest. In addition, you may receive the benefits of collections of principal receivables and certain other amounts allocated to other series in the shared excess principal collections group, to the extent those collections are not needed for those other series. See "Description of the Certificates -- Shared Excess Principal Collections" in this prospectus supplement and in the accompanying prospectus.

DENOMINATIONS

Beneficial interests in the certificates will be offered in minimum denominations of $1,000 and integral multiples of that amount.

REGISTRATION, CLEARANCE AND SETTLEMENT

Your certificates will be registered in the name of Cede & Co., as the nominee of the Depository Trust Company ("DTC"). You will not receive a definitive certificate representing your interest, except in limited circumstances described in the accompanying prospectus when certificates in fully registered, certificated form are issued. See "Description of the Certificates -- Definitive Certificates" in the accompanying prospectus.

You may elect to hold your certificates through DTC, in the United States, or Cedel Bank, societe anonyme ("Cedel") or the Euroclear System ("Euroclear"), in Europe. Transfers within DTC, Cedel or Euroclear, as the case may be, will be made in accordance with the usual rules and operating procedures of those systems. Cross-market transfers between persons holding directly or indirectly through DTC and counterparties holding directly or indirectly through Cedel or Euroclear will be made in DTC through the relevant depositaries of Cedel or Euroclear. See "Description of the Certificates -- Book-Entry Registration" in the accompanying prospectus.

We expect that the certificates will be delivered in book-entry form through the facilities of DTC, Cedel and Euroclear on or about _____ __, 199_.

TAX STATUS

Special counsel to the transferor is of the opinion that, under existing law, your certificates will be characterized as debt for federal income tax purposes. Under the agreement, you and the transferor will agree to treat your certificates as debt for federal, state and local income tax purposes and franchise tax purposes. See "Federal Income Tax Consequences" in the accompanying prospectus for additional information concerning the application of federal income tax laws.

ERISA CONSIDERATIONS

Subject to important considerations described under "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, the Class A certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

For the reasons discussed under "ERISA Considerations" in this prospectus supplement and the accompanying prospectus, the Class B certificates are not eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

CERTIFICATE RATINGS

The Class A certificates are required to be rated at issuance in the highest rating category, excluding subcategory designations, by at least one nationally recognized rating organization.

The Class B certificates are required to be rated at issuance in one of the three highest rating categories, excluding subcategory designations, by at least one nationally recognized rating organization.

See "Certificate Ratings" in the accompanying prospectus for a discussion of the primary factors upon which the ratings are based.

                                  INTRODUCTION

      The following provisions of this Prospectus Supplement contain more detailed information concerning the asset backed certificates offered hereby. The certificates will be issued by BA Master Credit Card Trust (the "Trust") pursuant to the terms of the Agreement. The Trust will issue $___________ aggregate principal amount Class A Floating Rate Asset Backed Certificates, Series 199_-_ (the "Class A Certificates"), $_________ aggregate principal amount Class B Floating Rate Asset Backed Certificates, Series 199_-_ (the "Class B Certificates" and together with the Class A Certificates, the "Certificates") and $______ aggregate principal amount of Collateral Interest, Series 199__-__ (the "Collateral Interest"). The date on which the Certificates and Collateral Interest are issued, _______ __, 199__, is the "Closing Date."


                    BANK OF AMERICA'S CREDIT CARD ACTIVITIES

GENERAL

      The receivables (the "Receivables") conveyed to the Trust by Bank of America pursuant to the pooling and servicing agreement (as amended from time to time, the "Agreement") between Bank of America, as transferor (the "Transferor") and as servicer, and U.S. Bank National Association (formerly known as First Bank National Association), as Trustee, have been or will be generated from transactions made by holders of selected MasterCard and VISA credit card accounts (the "Accounts"), including premium accounts and standard accounts, from a sub-set of MasterCard and VISA accounts identified by the Transferor (such sub-set, as identified from time-to-time, the "Identified Pool"), as constituted at the time of such Accounts' selection.

BILLING, PAYMENTS AND FEES

      The Accounts currently have various billing and payment characteristics, including varying periodic rate finance charges and fees. With the December 1, 1994 transfer of the accounts from Bank of America NT&SA to Bank of America, the state law governing most of such accounts changed from California to Arizona. Each cardholder was given the option to (a) continue the cardholder's account relationship automatically under Arizona law by continuing to charge purchases and cash advances to the account, or (b) retain California law as the state law governing the cardmember agreement for the account by ceasing to use the account for new purchases and cash advances. Accounts that opted to retain California law are paying down their outstanding balances.

      Currently, monthly billing statements are sent by Bank of America to cardholders with balances at the end of each billing period. With some exceptions, cardholders must make a minimum monthly payment generally equal to the greatest of (a) 2.5% of the outstanding balance (including purchases, cash advances, finance charges, and fees posted to the Account) plus any past due amounts; (b) $10 plus any past due amounts; or (c) the amount of the outstanding balance in excess of the account credit line. If the cardholder's outstanding balance is less than $10, the minimum monthly payment equals the amount of the outstanding balance.

      Accounts may have a different annual percentage rate for purchases and cash advance balances. Bank of America uses variable-rate pricing based on a selected external rate.

      Accounts have a grace period which allows payment of the new balance of purchases in full every month without incurring a finance charge. There is no grace period on balances resulting from cash advances. There can be no assurance that periodic-rate finance charges, fees, and other charges on Accounts will remain at current levels.

      Bank of America offers fixed-rate and variable-rate credit card accounts. Generally the variable rates range from [7.49] percentage points to [9.49] percentage points above the prime rate as published from time to time in the Wall Street Journal. Bank of America also offers temporary promotional rates and, under certain circumstances, the periodic finance charges on a limited number of accounts may be less than those generally assessed by Bank of America. Although more than [90]% of the Accounts are currently priced at variable rates, some Accounts retain fixed rates which generally range from [8.1]% to [19.8]%.

      Bank of America assesses annual membership fees (generally $[18]) on certain accounts, although under various marketing and relationship incentive programs, these fees may be waived or rebated. For most credit card accounts, Bank of America also assesses late and overlimit charges (generally $[25]) and returned check charges (generally $[25]). Bank of America generally assesses a cash advance fee, typically [2.5]% of the cash advance amount, with minimums of $[2], $[6] and $[20] depending on the type of cash advance.

DELINQUENCY AND LOSS EXPERIENCE

      An account is contractually delinquent if the minimum payment is not received by the payment due date. An account is not treated as delinquent if the minimum monthly payment is received by the next billing date; provided, however, the period of delinquency on any account is measured from the payment due date. Collection of delinquent credit card receivables currently is performed by Bank of America's credit card collections personnel located in operations centers in Phoenix, Arizona and Pasadena, California, or by Bank of America's agents.

      Bank of America's credit card collection programs employ advanced technology to manage risk and streamline processes. This technology includes automated calling systems to improve collector efficiency, scoring models to estimate the relative risk of loss exposure, and behavior analysis to prioritize cardholder contacts. Collection activities include statement messages, telephone calls and formal collection letters. Collectors generally initiate telephone contact with cardholders whose accounts are 5 days or more contractually delinquent. In the event that the initial telephone call fails to cure the delinquency, Bank of America continues to contact the cardholder by telephone and by mail. Bank of America may enter into arrangements with cardholders to extend or otherwise change payment schedules as approved by one of Bank of America's collections managers. Delinquency levels are monitored daily by Bank of America's collections representatives with aggregate delinquency information reported to senior management on a daily basis.

      Accounts are charged-off once they have become contractually past due 180 days, unless a payment has been received in an amount sufficient to bring the account into a different delinquency category or to bring the account current. At the time of charge-off, an evaluation is made whether to pursue further remedies. In certain cases, outside collection agencies and law firms are engaged. The credit evaluation, servicing and charge-off policies, and collection practices of Bank of America, may change from time to time in accordance with Bank of America's business judgment and applicable law. Account balances for bankrupt cardholders are charged-off as soon as practically possible and generally within 45 days from the date of verifiable bankruptcy notification.

      The Federal Financial Institutions Examination Council, on June 30, 1998, proposed a revised policy statement on the classification of retail credit. If adopted, the revised policy statement could establish, effective January 1, 2001, a uniform charge-off period of 150 days delinquency for open-end and closed-end credit. Alternatively, the proposal also contains guidance that would, effective January 1, 1999, standardize the methodology for implementing the existing 180 day charge-off policy requirement for open-end credit. The revised policy statement could also, effective January 1, 1999, provide guidance for loans affected by bankruptcy, fraudulent activity and death; establish standards for re-aging, extending, deferring or rewriting of past due accounts; and broaden the circumstances under which partial payments are recognized as full payments for purposes of determining that a loan is no longer delinquent.

      Upon the creation of the Trust, the Transferor conveyed to the Trustee, for the benefit of the Trust, all Receivables existing under certain Accounts that were selected from the Identified Pool as constituted on the Cut-Off Date (the "Initial Identified Pool"). All Additional Accounts, the Receivables of which have been, or will be, designated for inclusion in the Trust, have been or will be selected from the Identified Pool, as constituted at the time of such designation. Pursuant to a consolidation of processing functions by the Servicer, Accounts relating to the Initial Identified Pool are no longer identified separately from accounts relating to the entire Bank Portfolio. The following tables set forth the delinquency and loss experience for (a) each of the calendar years ended December 31, 1995 and December 31, 1996 for the Initial Identified Pool and (b) the calendar year ended December 31, 1997 and the ____ calendar months ended ______ ___, 199_, for the Trust Portfolio. The Trust Portfolio's delinquency and loss experience is comprised of segments which may, when taken individually, have delinquency and loss characteristics different from those of the Initial Identified Pool. As of the end of the day on December 31, 1996, the last day on which data is available for the Initial Identified Pool, the Receivables in the Trust Portfolio represented approximately 99.6% of the Initial Identified Pool. Because the Trust Portfolio is not identical to the Initial

Identified Pool, actual delinquency and loss experience with respect to the Receivables may be different from that set forth below for the Initial Identified Pool. There can be no assurance that the delinquency and loss experience for the Trust Portfolio in the future will be similar to the historical experience of the Trust Portfolio or the Initial Identified Pool set forth below.


                            DELINQUENCY EXPERIENCE(1)
                             (DOLLARS IN THOUSANDS)

                                                                               DECEMBER 31,
                                              ---------------------------------------------------------------------------------
                                , 1998                  1997                       1996                         1995
                  -------------------------   -------------------------  -------------------------    -------------------------
                                PERCENTAGE                  PERCENTAGE                  PERCENTAGE                   PERCENTAGE
                                 OF TOTAL                    OF TOTAL                    OF TOTAL                     OF TOTAL
                  RECEIVABLES   RECEIVABLES   RECEIVABLES   RECEIVABLES  RECEIVABLES   RECEIVABLES    RECEIVABLES   RECEIVABLES
                  -----------   -----------   -----------   -----------  -----------   -----------    -----------   -----------
Receivables
 Outstanding(2).  $                            $4,160,515                 $4,038,334                   $4,290,345
Receivables
 Delinquent:
  30 - 59 Days..  $                     %      $   73,329       1.76%     $   65,307       1.62%       $   65,246        1.52%
  60 - 89 Days..                                   44,086       1.06          39,131       0.97            37,532        0.87
  90 or More
    Days........                                   79,210       1.90          65,931       1.63            63,644        1.48
                  ----------        ----       ----------       ----      ----------       ----        ----------        ----
    Total.......  $                     %      $  196,625       4.73%     $  170,369       4.22%       $  166,422        3.88%
                  ==========        ====       ==========       ====      ==========       ====        ==========        ====


----------

(1) Data for 1998 and 1997 is for the Trust Portfolio as constituted at such time. Data for 1996 and 1995 is for the Initial Identified Pool. The Receivables in the Trust Portfolio represented approximately 99.6% of the Initial Identified Pool on December 31, 1996, the last date on which data is available for the Initial Identified Pool.

(2) The Receivables Outstanding on the accounts consist of all amounts due from cardholders as posted to the accounts as of the end of the period shown.

                               LOSS EXPERIENCE(1)
                             (DOLLARS IN THOUSANDS)

                                              __ MONTHS
                                                ENDED                      YEAR ENDED DECEMBER 31,
                                           ---------------      -----------------------------------------------
                                           ______ __,1998          1997              1996                1995
                                           ---------------      ----------        ----------        -----------
Average Receivables Outstanding(2)         $                    $3,795,496        $4,028,066        $ 4,170,853
Total Gross Charge-Offs(3)                                         259,943           236,364            231,009
Recoveries                                                           9,340            22,252             27,180
  Total Net Charge-Offs                                            250,603           214,112            203,829
Total Net Charge-Offs as a percentage
of Average Receivables
  Outstanding (4)(5)                                %                 6.60%             5.32%              4.89%

----------

(1) Data for 1998 and 1997 is for the Trust Portfolio as constituted at such time. Data for 1996 and 1995 is for the Initial Identified Pool. The Receivables in the Trust Portfolio represented approximately 99.6% of the Initial Identified Pool on December 31, 1996, the last date on which data is available for the Initial Identified Pool.

(2) Average Receivables Outstanding is the average of the daily receivable balance during the period indicated.

(3) Total Gross Charge-Offs are total principal charge-offs before recoveries and do not include the amount of any reductions in Average Receivables Outstanding due to fraud, returned goods, customer disputes or other miscellaneous credit adjustments.

(4) The percentage reflected for the ____ months ended _____ __, 199_ is an annualized figure.

INTERCHANGE

      The Transferor will be required, pursuant to the terms of the Agreement, to transfer to the Trust a percentage of the Interchange attributed to cardholder charges for goods and services in the Accounts. Interchange arising under the Accounts will be allocated to the Certificates on the basis of the Floating Investor Percentage of the ratio which the amount of cardholder charges for goods and services in the Accounts bears to the total amount of cardholder charges for goods and services in the MasterCard and VISA credit card accounts owned by Bank of America, as reasonably estimated by the Transferor. MasterCard and VISA may from time to time change the amount of Interchange reimbursed to banks issuing their credit cards. Interchange will be treated as collections of Finance Charge Receivables for the purposes of determining the amount of Finance Charge Receivables, allocating collections of Finance Charge Receivables, making required monthly payments, and calculating the Portfolio Yield. Under the circumstances described in this Prospectus Supplement, Interchange will be used to pay a portion of the Investor Servicing Fee required to be paid on each Transfer Date. See "Description of the Certificates -- Servicing Compensation and Payment of Expenses" in this Prospectus Supplement and "Bank of America's Credit Card Activities -- Interchange" in the accompanying Prospectus.

                                 THE RECEIVABLES

      The Receivables conveyed to the Trust arise in Accounts selected from the Initial Identified Pool on the basis of criteria set forth in the Agreement as applied on May 18, 1996 (the "Cut-Off Date") and, with respect to Additional Accounts, from the Identified Pool, as constituted at the applicable time, on the basis of criteria set forth in the Agreement as applied on their date of designation for inclusion in the Trust (the "Trust Portfolio"). Pursuant to the Agreement, the Transferor has the right, subject to certain limitations and conditions set forth therein, to designate from time to time Additional Accounts and to transfer to the Trust all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created. Any Additional Accounts designated pursuant to the Agreement must be Eligible Accounts as of the date the Transferor designates such accounts as Additional Accounts. On October 27, 1997, March 2, 1998, and September 2, 1998, the Transferor designated Additional Accounts and conveyed the Receivables arising therein to the Trust, which at the time of each such conveyance included approximately $486 million, $2.5 billion and $850 million, respectively, of amounts charged by cardholders for goods and services and cash advances ("Principal Receivables"). The Transferor will be required to designate Additional Accounts, to the extent available (a) to maintain the interest of the Transferor in the Trust (the "Transferor Interest") so that during any period of 30 consecutive days, the Transferor Interest averaged over that period equals or exceeds the Minimum Transferor Interest for the same period and (b) to maintain, for so long as certificates of any Series (including the Certificates) remain outstanding, an aggregate amount of Principal Receivables equal to or greater than the Minimum Aggregate Principal Receivables. "Minimum Transferor Interest" for any period means 7.0% of the average Principal Receivables; provided, however, that the Transferor may reduce the Minimum Transferor Interest to not less than 2% of the average Principal Receivables for such period upon satisfaction of the Rating Agency Condition and certain other conditions set forth in the Agreement. "Minimum Aggregate Principal Receivables" means an amount equal to the sum of the numerators used to calculate the Investor Percentages with respect to the allocation of collections of Principal Receivables for each Series then outstanding; provided further, however, that with respect to any Series in its Rapid Accumulation Period, or such other period as designated in the related Series Supplement, with an investor interest as of such date of determination equal to the principal funding account balance relating to such Series, taking into account any deposit to be made to the principal funding account relating to such Series on the Transfer Date following such date of determination, the numerator used in the calculation of the Investor Percentage with respect to Principal Receivables relating to such Series shall, solely for the purpose of the definition of Minimum Aggregate Principal Receivables, be deemed to equal zero; provided further, however, that the Minimum Aggregate Principal Receivables may be reduced to a lesser amount at any time if the Rating Agency Condition is satisfied. Further, pursuant to the Agreement, the Transferor will have the right (subject to certain limitations and conditions) to designate certain Removed Accounts and to require the Trustee to reconvey all Receivables in such Removed Accounts to the Transferor, whether such Receivables are then existing or thereafter created. Throughout the term of the Trust, the Accounts from which the Receivables arise will be the Accounts designated by the Transferor on the Cut-Off Date plus any Additional Accounts minus any Removed Accounts. As of the Cut-Off Date and, with respect to Receivables in Additional Accounts, as of their date of designation for inclusion in the Trust, and on the date any new Receivables are created, the Transferor will represent and warrant to the Trust that the Receivables meet the eligibility requirements specified in the Agreement. See "Description of the Certificates -- Representations and Warranties" in the accompanying Prospectus.

      The paragraph immediately below and the tables that follow, each summarize the Trust Portfolio (other than Accounts that have a zero balance with no current charging privileges due to such Accounts being classified as lost, stolen or involved in a product change) by various criteria as of the end of the day on______ ___, 199_. Because the future composition of the Trust Portfolio may change over time, information contained in the paragraph immediately below and the tables that follow is not necessarily indicative of the composition of the Trust Portfolio at any subsequent time.

      The Receivables in the Trust Portfolio, as of the end of the day on ______ __, 199_, included $___________ of Principal Receivables and $___________ of the related finance charges, credit card fees, interchange and annual membership fees ("Finance Charge Receivables"). The Accounts had an average total Receivable balance of $_____ and an average credit limit of $______. The percentage of the aggregate total Receivable balance to the aggregate total credit limit was _____%. The average age of the Accounts was approximately ____ months. As of the end of the day on______ __, 199_, cardholders whose Accounts are included in the Trust Portfolio had billing addresses in all 50 States, the District of Columbia and certain other United States territories and possessions. Due to a concentration of Accounts in the state of California, social, technological, legal and economic factors in that state may have a disproportionate effect on the Trust Portfolio as a whole. As of the end of the day on ____ ___, 199_, ______% of the Accounts were standard accounts and ____% were premium accounts, and the aggregate Receivable balances of standard accounts and premium accounts, as a percentage of the total aggregate Receivables, were ____% and ____% respectively.

                         COMPOSITION BY ACCOUNT BALANCE
                                 TRUST PORTFOLIO

                                                PERCENTAGE
                                                 OF TOTAL                     PERCENTAGE
                                   NUMBER OF    NUMBER OF                      OF TOTAL
   ACCOUNT BALANCE RANGE            ACCOUNTS     ACCOUNTS     RECEIVABLES     RECEIVABLES
   ---------------------           ---------    ---------     -----------     -----------
Credit Balance..................                      %        $                       %
No Balance......................
Less than or equal to
  $1,000.00.....................
$1,000.01 -- $3,000.00..........
$3,000.01 -- $5,000.00..........
$5,000.01 -- $7,500.00..........
$7,500.01 -- $10,000.00.........
$10,000.01 or More..............
                                     -------     -----         ----------         -----
          TOTAL.................                      %        $                       %
                                     =======     =====         ==========         =====


                           COMPOSITION BY CREDIT LIMIT
                                 TRUST PORTFOLIO

                                                  PERCENTAGE
                                                  OF TOTAL                    PERCENTAGE
                                      NUMBER OF   NUMBER OF                    OF TOTAL
CREDIT LIMIT RANGE                     ACCOUNTS    ACCOUNTS    RECEIVABLES    RECEIVABLES
------------------                    ---------   ---------    -----------    -----------
Less than or                                            %        $                  %
equal to $1,000.....................
$1,001 -- $3,000....................
$3,001 -- $5,000....................
$5,001 -- $9,999....................
$10,000 or More.....................
                                       -------     -----         ----------     ----
          TOTAL.....................                    %        $                  %
                                       =======     =====         ==========     ====

                      COMPOSITION BY PERIOD OF DELINQUENCY
                                 TRUST PORTFOLIO

                                             PERCENTAGE
                                              OF TOTAL                    PERCENTAGE
      PERIOD OF DELINQUENCY       NUMBER OF   NUMBER OF                    OF TOTAL
 (DAYS CONTRACTUALLY DELINQUENT)  ACCOUNTS    ACCOUNTS     RECEIVABLES    RECEIVABLES
--------------------------------  ---------  -----------   -----------    -----------
Not Delinquent................                      %      $                      %
1 Day to 30 Days..............
31 Days to 60 Days............
61 Days to 90 Days............
91 Days to 120 Days...........
121 Days and Over.............
                                  ---------     ----       -----------
          TOTAL...............                      %      $                      %
                                  ==========    ====       ===========        ====


                           COMPOSITION BY ACCOUNT AGE
                                 TRUST PORTFOLIO

                                               PERCENTAGE
                                                OF TOTAL                  PERCENTAGE
                                    NUMBER OF   NUMBER OF                  OF TOTAL
          ACCOUNT AGE               ACCOUNTS    ACCOUNTS    RECEIVABLES   RECEIVABLES
-----------------------------       ---------  -----------  -----------   -----------
0 to 12 Months...................                        %  $                       %
Over 12 Months to 24 Months......
Over 24 Months to 36 Months......
Over 36 Months to 48 Months......
Over 48 Months to 60 Months......
Over 60 Months to 72 Months......
Over 72 Months to 84 Months......
Over 84 Months to 96 Months......
Over 96 Months to 108 Months.....
Over 108 Months to 120 Months....
Over 120 Months..................   ---------  -----------  -----------   -----------
          TOTAL..................                        %  $                        %
                                    =========  ===========  ===========   ===========

                       GEOGRAPHIC DISTRIBUTION OF ACCOUNTS
                                 TRUST PORTFOLIO

                                      PERCENTAGE
                                       OF TOTAL                       PERCENTAGE
                           NUMBER OF   NUMBER OF                       OF TOTAL
        STATE              ACCOUNTS    ACCOUNTS       RECEIVABLES     RECEIVABLES
-------------------        ---------  -----------     -----------     -----------
Alabama................                    %          $                    %
Alaska.................
Arizona................
Arkansas...............
California.............
Colorado...............
Connecticut............
Delaware...............
Florida................
Georgia................
Hawaii.................
Idaho..................
Illinois...............
Indiana................
Iowa...................
Kansas.................
Kentucky...............
Louisiana..............
Maine..................
Maryland...............
Massachusetts..........
Michigan...............
Minnesota..............
Mississippi............
Missouri...............
Montana................
Nebraska...............
Nevada.................
New Hampshire..........
New Jersey.............
New Mexico.............
New York...............
North Carolina.........
North Dakota...........
Ohio...................
Oklahoma...............
Oregon.................
Pennsylvania...........
Rhode Island...........
South Carolina.........
South Dakota...........
Tennessee..............
Texas..................
Utah...................
Vermont................
Virginia...............
Washington.............
West Virginia..........
Wisconsin..............
Wyoming................
District of Columbia...
Other..................
                           ---------  -----------     -----------     -----------
          TOTAL........                    %          $                        %
                           =========  ===========     ===========     ===========

                              MATURITY ASSUMPTIONS

    The Agreement provides that the holders of the Class A Certificates (the "Class A Certificateholders") will not receive payments of principal until ___________ __, 200__ (the "Class A Scheduled Payment Date"), or earlier in the event of a Pay Out Event which results in the commencement of the Rapid Amortization Period. The Agreement also provides that the holders of the Class B Certificates (the "Class B Certificateholders" and, together with the Class A Certificateholders, the "Certificateholders") will not receive payments of principal until _______________ ___, 200__ the "Class B Scheduled Payment Date"), or earlier in the event of a Pay Out Event which results in the commencement of the Rapid Amortization Period (in the latter case, only after the Class A Investor Interest has been paid in full). The Class B Certificateholders will not begin to receive payments of principal until the final principal payment on the Class A Certificates has been made.

    Controlled Accumulation Period. On each Transfer Date during a period called the "Controlled Accumulation Period" prior to the payment of the Class A Investor Interest in full, an amount equal to, for each Monthly Period, the least of (a) the Available Investor Principal Collections, (b) the "Controlled Deposit Amount" for such Monthly Period, which is equal to the sum of the Controlled Accumulation Amount for such Monthly Period and the Accumulation Shortfall, if any, for such Monthly Period and (c) the Class A Adjusted Investor Interest prior to any deposits on such day, will be deposited in the Principal Funding Account established by the Trustee until the principal amount on deposit in the Principal Funding Account (the "Principal Funding Account Balance") equals the Class A Investor Interest. After the Class A Investor Interest has been paid in full, or following the first Transfer Date upon which the Principal Funding Account Balance has increased to the amount of the Class A Investor Interest, Available Investor Principal Collections, to the extent required, will be distributed to the Class B Certificateholders on each related Distribution Date beginning, during the Controlled Accumulation Period, on the Class B Scheduled Payment Date, until the earlier of the date the Class B Investor Interest has been paid in full and ________ __, 200__ (the "Series 199_-___ Termination Date"). After the Class A Investor Interest and the Class B Investor Interest have each been paid in full, Available Investor Principal Collections, to the extent required, will be distributed to the holder of the Collateral Interest (the "Collateral Interest Holder") on each related Distribution Date until the earlier of the date the Collateral Interest has been paid in full and the Series 199_-___ Termination Date. Amounts in the Principal Funding Account are expected to be available to pay the Class A Investor Interest on the Class A Scheduled Payment Date. After the payment of the Class A Investor Interest in full, Available Investor Principal Collections are expected to be available to pay the Class B Investor Interest on the Class B Scheduled Payment Date. Although it is anticipated that collections of Principal Receivables will be available on each Transfer Date during the Controlled Accumulation Period to make a deposit of the applicable Controlled Deposit Amount and that the Class A Investor Interest will be paid to the Class A Certificateholders on the Class A Scheduled Payment Date and the Class B Investor Interest will be paid to the Class B Certificateholders on the Class B Scheduled Payment Date, respectively, no assurance can be given in this regard. If the amount required to pay the Class A Investor Interest or the Class B Investor Interest in full is not available on the Class A Scheduled Payment Date or the Class B Scheduled Payment Date, respectively, a Pay Out Event will occur and the Rapid Amortization Period will commence.

    Rapid Amortization Period. If a Pay Out Event occurs, a period called the "Rapid Amortization Period" will commence and any amount on deposit in the Principal Funding Account will be paid to the Class A Certificateholders on the Distribution Date in the month following the commencement of the Rapid Amortization Period. In addition, to the extent that the Class A Investor Interest has not been paid in full, the Class A Certificateholders will be entitled to monthly payments of principal equal to the Available Investor Principal Collections until the earlier of the date on which the Class A Certificates have been paid in full and the Series 199_-___ Termination Date. After the Class A Certificates have been paid in full and if the Series 199_-___ Termination Date has not occurred, Available Investor Principal Collections will be paid to the Class B Certificateholders on each Distribution Date until the earlier of the date on which the Class B Certificates have been paid in full and the Series 199_-___ Termination Date.

    Pay Out Events. A Pay Out Event occurs, either automatically or after specified notice, upon (a) the failure of the Transferor to make certain payments or transfers of funds for the benefit of the Certificateholders within the time periods stated in the Agreement, (b) material breaches of certain representations, warranties or covenants of the Transferor, (c) the occurrence of certain events of insolvency, receivership or bankruptcy relating to the Transferor or other holder of the Transferor Certificate, (d) the average of the Portfolio Yields for any three consecutive Monthly Periods being less than the average of the Base Rates for such period, (e) the Trust becoming an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (f) the Transferor is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of the Agreement, (g) the occurrence of a Servicer Default which would have a material adverse effect on the Certificateholders, (h) the deposit of insufficient monies in the Distribution Account to pay the Class A Investor Interest or the Class B Investor Interest in full on the Class A Scheduled Payment Date or the Class B Scheduled Payment Date, respectively, or (i) the failure of the Transferor to convey Receivables arising under Additional Accounts or Participations to the Trust when required by the Agreement. See "Description of the Certificates -- Pay Out Events" in this Prospectus Supplement. The term "Base Rate" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is the sum of the Class A Monthly Interest, the Class B Monthly Interest and the Collateral Monthly Interest, each for the related Interest Period, and the Certificateholder Servicing Fee and the Servicer Interchange, each for such Monthly Period, and the denominator of which is the Investor Interest as of the close of business on the last day of such Monthly Period. The term "Portfolio Yield" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is the sum of (a) collections of Finance Charge Receivables, Principal Funding Investment Proceeds and amounts withdrawn from the Reserve Account and in each case deposited into the Finance Charge Account and allocable to the Certificates and the Collateral Interest for such Monthly Period, calculated on a cash basis after subtracting the Aggregate Investor Default Amount for such Monthly Period and (b) upon the satisfaction of the Rating Agency Condition with respect to their inclusion in Portfolio Yield, Shared Excess Finance Charge Collections, if any, allocable to Series 199_-___, and the denominator of which is the Investor Interest as of the close of business on the last day of such Monthly Period.

    Paired Series. The Transferor may, at or after the time at which the Controlled Accumulation Period commences for Series 199_-___, cause the Trust to issue another Series (or some portion thereof, to the extent that the full principal amount of such other Series is not otherwise outstanding at such time) as a Paired Series with respect to Series 199_-___ to be used to finance the increase in the Transferor Interest caused by the accumulation of principal in the Principal Funding Account with respect to Series 199_-___. No assurances can be given as to whether such other Series will be issued and, if issued, the terms thereof, since the terms of the Certificates may vary from the terms of such other Series, the pay out events with respect to such other Series may vary from the Pay Out Events with respect to Series 199_-___ and may include pay out events which are unrelated to the status of the Transferor or the Receivables, such as pay out events related to the continued availability and rating of certain providers of Enhancement to such other Series. If a pay out event does occur with respect to any such Paired Series prior to the payment in full of the Certificates, the final payment of principal to the Certificateholders may be delayed. See "Description of the Certificates -- Paired Series" in this Prospectus Supplement. If a Pay Out Event occurs with respect to a Series (which may be Series 199_-___) having a Paired Series or with respect to the Paired Series when such Series is in the Controlled Accumulation Period, the percentage used for allocating collections of Principal Receivables for the Series (which may be Series 199_-___) and for the Paired Series may reset as specified in this Prospectus Supplement.

    Payment Rates. The following table sets forth the highest and lowest cardholder monthly payment rates during any month in the period shown and the average cardholder monthly payment rates for all months during the periods shown
(a) for the Initial Identified Pool for each of the calendar years ended December 31, 1995 and December 31, 1996 and (b) for the Trust Portfolio for the calendar year ended December 31, 1997 and the ___ calendar months ended ____ __, 199_, in each case calculated as a percentage of total ending monthly account balances during the periods shown. As of the end of the day on December 31, 1996, the last day on which data is available for the Initial Identified Pool, the Receivables in the Trust Portfolio represented approximately 99.6% of the Initial Identified Pool. Payment rates shown in the table are based on amounts which would be deemed payments of Principal Receivables and Finance Charge Receivables with respect to the Accounts.

                       CARDHOLDER MONTHLY PAYMENT RATES(1)

                       __ MONTHS               YEAR ENDED DECEMBER 31,
                          ENDED           -------------------------------
                             , 199         1997        1996         1995
                       --------------      ----        ----         ----
Lowest Month.......         %             13.04%      13.18%       12.83%
Highest Month......         %             15.06%      15.00%       15.42%
Monthly Average....         %             14.07%      14.03%       14.05%

----------

(1) Data for 1998 and 1997 is for the Trust Portfolio as constituted at such time. Data for 1996 and 1995 is for the Initial Identified Pool. The Receivables in the Trust Portfolio represented approximately 99.6% of the Initial Identified Pool on December 31, 1996, the last date on which data is available for the Initial Identified Pool.

      Currently, with some exceptions, cardholders must make a minimum monthly payment generally equal to the greater of (a) 2.5% of the outstanding balance (including purchases, cash advances, finance charges, and fees posted to the Account) plus any past due amounts; (b) $10 plus any past due amounts; or (c) the amount of the outstanding balance in excess of the Account credit line. If the cardholder's outstanding balance is less than $10, the minimum monthly payment equals the amount of the outstanding balance. Payments are applied pursuant to the terms of the credit card agreements governing the Accounts. There can be no assurance that the cardholder monthly payment rates in the future will be similar to the historical experience set forth above. In addition, the amount of collections of Receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders. There can be no assurance that collections of Receivables with respect to the Trust Portfolio will be similar to the historical experience set forth above or that deposits into the Principal Funding Account or the Distribution Account, as applicable, will be made in accordance with the applicable Controlled Accumulation Amount. If a Pay Out Event occurs, the average life of the Certificates could be significantly reduced or increased.

      Because there may be a slowdown in the payment rate below the payment rates used to determine the Controlled Accumulation Amounts, or a Pay Out Event may occur which would initiate the Rapid Amortization Period, there can be no assurance that the actual number of months elapsed from the date of issuance of the Class A Certificates and the Class B Certificates to their respective final Distribution Dates will equal the expected number of months. As described under "Description of the Certificates -- Postponement of Controlled Accumulation Period" in this Prospectus Supplement, the Servicer may shorten the Controlled Accumulation Period and, in such event, there can be no assurance that there will be sufficient time to accumulate all amounts necessary to pay the Class A Investor Interest and the Class B Investor Interest on the Class A Scheduled Payment Date and the Class B Scheduled Payment Date, respectively. See "Maturity Assumptions" and "Risk Factors -- Timing of Principal Payments" in the accompanying Prospectus.

                         RECEIVABLE YIELD CONSIDERATIONS

      The gross revenues from finance charges and fees billed to accounts in the Initial Identified Pool for each of the calendar years ended December 31, 1995 and December 31, 1996 and the gross revenues from finance charges and fees billed to Accounts in the Trust Portfolio for the calendar year ended December 31, 1997 and the ___ calendar months ended _____ __, 199_, are set forth in the following table.

      The historical yield figures in the following table are calculated on an accrual basis. Collections of Receivables included in the Trust will be on a cash basis and may not reflect the historical yield experience in the table. During periods of increasing delinquencies or periodic payment deferral programs, accrual yields may exceed cash amounts accrued and billed to cardholders. Conversely, cash yields may exceed accrual yields as amounts collected in a current period may include amounts accrued during prior periods. However, the Transferor believes that during the three calendar years ended December 31, 1997 and the ___ calendar months ended _____ __, 199_, the yield on an accrual basis closely approximated the yield on a cash basis. The yield on both an accrual and a cash basis will be affected by numerous factors, including the monthly periodic finance charges on the Receivables, the amount of the annual membership fees and other fees, changes in the delinquency rate on the Receivables and the percentage of cardholders who pay their balances in full each month and do not incur monthly periodic finance charges. See "Risk Factors" in the accompanying Prospectus.

                               PORTFOLIO YIELD(1)
                             (DOLLARS IN THOUSANDS)

                                   ___ MONTHS                YEAR ENDED DECEMBER 31,
                                       ENDED        -----------------------------------------
                                          , 199        1997            1996           1995
                                 -----------------  ----------      ----------     ----------
Average Receivables                 $               $3,795,496      $4,028,066     $4,170,853
Outstanding(2)..................
Finance Charges and Fee Revenue
  Billed........................    $               $  744,810      $  726,444     $  750,350
Interchange.....................    $               $   61,710      $   73,519     $   76,451
Average Yield(3)(4).............          %              19.62%          18.03%         17.99%

----------

(1) Data for 1998 and 1997 is for the Trust Portfolio as constituted at such time. Data for 1996 and 1995 is for the Initial Identified Pool. The Receivables in the Trust Portfolio represented approximately 99.6% of the Initial Identified Pool on December 31, 1996, the last date on which data is available for the Initial Identified Pool.

(2) Average Receivables Outstanding is the average of the daily ending receivable balance during the period indicated.

(3) Average Yield is the result of dividing Finance Charges and Fee Revenue Billed by the Average Receivables Outstanding for the period and does not include revenue attributable to Interchange or recoveries.

(4) The percentage reflected for the ___ months ended _______ , 199_ is an annualized figure.

    The revenue for the Trust Portfolio and the Initial Identified Pool of credit card accounts shown in the above table is comprised of monthly periodic finance charges, credit card fees and Interchange. These revenues vary for each account based on the type and volume of activity for each account. Because the Trust Portfolio is not identical to the Initial Identified Pool, actual yield with respect to Receivables for the years ended December 31, 1996 and December 31, 1995 may be different from that set forth above for the Initial Identified Pool. See "Bank of America's Credit Card Activities" in this Prospectus Supplement and "Bank of America's Credit Card Activities" in the accompanying Prospectus.


          BANKAMERICA CORPORATION, BANK OF AMERICA AND BANK OF AMERICA
                     NATIONAL TRUST AND SAVINGS ASSOCIATION

    BankAmerica Corporation (the "Corporation") is a multi-bank holding company which was incorporated in Delaware and formed in connection with the merger on September 30, 1998 of NationsBank Corporation ("NationsBank") and the former BankAmerica Corporation ("BAC"). At June 30, 1998, on a pro forma basis, NationsBank and BAC had combined total assets of approximately $571.9 billion, total liabilities of approximately $526.0 billion, and total shareholders' equity of approximately $45.9 billion. Bank of America is a wholly-owned subsidiary of the Corporation and was formed as a national bank organized under the laws of the United States in 1989 and is headquartered in Phoenix, Arizona. On June 30, 1998, Bank of America's total assets were approximately $5.5 billion, total liabilities were approximately $4.7 billion, and total stockholders' equity was approximately $0.8 billion, as reported in Bank of America's Consolidated Reports of Condition and Income (the "Call Report") as of the same date. The Call Report is required to be prepared in accordance with regulatory accounting principles, which differ in some respects from generally accepted accounting principles.


                         DESCRIPTION OF THE CERTIFICATES

    The Certificates will be issued pursuant to the Agreement as supplemented by the supplement relating to the Certificates (the "Series 199_-__ Supplement"). Pursuant to the Agreement, the Transferor and the Trustee may execute further series supplements in order to issue additional Series. The following summary of the Certificates does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Agreement and the Series 199_-___ Supplement. See "Description of the Certificates" in the accompanying Prospectus for additional information concerning the Certificates and the Agreement.

GENERAL

    The Certificates will represent the right to receive certain payments from the assets of the Trust, including the right to the applicable allocation percentage of all cardholder payments on the Receivables in the Trust to the extent necessary to pay principal and interest on the Certificates. Each Class A Certificate represents the right to receive interest at an annual rate equal to LIBOR plus __% (the "Class A Certificate Rate") on the outstanding principal amount of the Class A Certificates for the related Interest Period and payments of principal on the Class A Scheduled Payment Date or, to the extent of the Class A Investor Interest, on each Distribution Date with respect to the Rapid Amortization Period, funded from collections of Finance Charge Receivables and Principal Receivables, respectively, allocated to the Class A Investor Interest and certain other available amounts. Each Class B Certificate represents the right to receive payments of interest at an annual rate equal to LIBOR plus ___% (the "Class B Certificate Rate") on the principal amount of the Class B Certificates for the related Interest Period, and payments of principal on the Class B Scheduled Payment Date or, to the extent of the Class B Investor Interest, on each Distribution Date with respect to the Rapid Amortization Period after the Class A Certificates have been paid in full, funded from collections of Finance Charge Receivables and Principal Receivables, respectively, allocated to the Class B Investor Interest and certain other available amounts. Amounts payable to the Class A Certificateholders may be paid from collections of Finance Charge Receivables and Principal Receivables, from Excess Spread, funds on deposit in the Principal Funding Account and the Reserve Account and certain investment earnings thereon, Reallocated Principal Collections, Shared Excess Principal Collections, Shared Excess Finance Charge Collections and certain other available amounts. Amounts payable to the Class B Certificateholders may be paid from collections of Finance Charge Receivables and Principal Receivables, Excess Spread, Reallocated Collateral Principal Collections, Shared Excess Finance Charge Collections and Shared Excess Principal Collections. Payments of interest and principal will be made, to the extent of funds available therefor, on each Distribution Date on which such amounts are due to Certificateholders in whose names the Certificates were registered on the last business day of the calendar month preceding such Distribution Date (each, a "Record Date").

    The Transferor initially will own the "Transferor Certificate," which represents the remaining interest in the assets of the Trust not represented by the Certificates, the Collateral Interest and the other interests issued by the Trust. The Transferor Certificate represents the right to receive certain payments from the assets of the Trust, including the right to a percentage (the "Transferor Percentage") of all cardholder payments on the Receivables in the Trust equal to 100% minus the sum of the applicable Investor Percentages for all Series of certificates then outstanding. The Transferor Certificate may be transferred in whole or in part subject to certain limitations and conditions set forth in the Agreement. See "Description of the Certificates -- Certain Matters Regarding the Transferor and the Servicer" in the accompanying Prospectus.

    The Class A Certificates and the Class B Certificates initially will be represented by certificates registered in the name of Cede, as nominee of DTC. Unless and until Definitive Certificates are issued, all references in this Prospectus Supplement to actions by Class A Certificateholders and/or Class B Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants and all references in this Prospectus Supplement to distributions, notices, reports and statements to Class A Certificateholders and/or Class B Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Class A Certificates and the Class B Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures. Certificateholders may hold their Certificates through DTC (in the United States) or Cedel Bank or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems. Cede, as nominee for DTC, will hold the global Certificates. Cedel Bank and Euroclear will hold omnibus positions on behalf of the Cedel Bank Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel Bank's and Euroclear's names on the books of their respective Depositaries which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. See "Description of the Certificates -- General," " -- Book-Entry Registration" and " -- Definitive Certificates" in the accompanying Prospectus.

INTEREST PAYMENTS

    Interest will accrue on the Class A Certificates at the Class A Certificate Rate and on the Class B Certificates at the Class B Certificate Rate from the Closing Date. Each "Interest Period" begins on and includes a Distribution Date and ends on and excludes the next Distribution Date. However, the first Interest Period will begin on and include the Closing Date and end on and exclude the ________ ___, 199__, the first Distribution Date. Interest will be distributed to Certificateholders on ____ __, 199_ and on the 15th day of each following month (or, if such 15th day is not a business day, the next succeeding business day) (each, a "Distribution Date"). For purposes of this Prospectus Supplement and the accompanying Prospectus, a "business day" is, unless otherwise indicated, any day other than a Saturday, a Sunday, or a day on which banking institutions in St. Paul, Minnesota or Phoenix, Arizona are authorized or obligated by law or executive order to be closed. Interest payments on the Class A Certificates and the Class B Certificates on any Distribution Date will be calculated on the outstanding principal balance of the Class A Certificates and the outstanding principal balance of the Class B Certificates, as applicable, as of the preceding Record Date, except that interest for the first Distribution Date will accrue at the applicable Certificate Rate on the initial outstanding principal balance of the Class A Certificates and the initial outstanding principal balance of the Class B Certificates, as applicable, from the Closing Date. Interest due on the Certificates but not paid on any Distribution Date will be payable on the next succeeding Distribution Date together with additional interest on such amount at the applicable Certificate Rate plus 2.00% per annum (such amount with respect to the Class A Certificates, the "Class A Additional Interest," and such amount with respect to the Class B Certificates, the "Class B Additional Interest" and together, the "Additional Interest"). Additional Interest shall accrue on the same basis as interest on the Certificates, and shall accrue from the Distribution Date on which such overdue interest first became due, to but excluding the Distribution Date on which such Additional Interest is paid. Interest payments on the Class A Certificates on any Distribution Date will be paid from Class A Available Funds for the related Monthly Period, and to the extent such Class A Available Funds are insufficient to pay such interest, from Excess Spread, Shared Excess Finance Charge Collections allocated to Series 199_-___ and Reallocated Principal Collections (each, to the extent available) for such Monthly Period. Interest payments on the Class B Certificates on any Distribution Date will be paid from Class B Available Funds for the related Monthly Period, and to the extent such Class B Available Funds are insufficient to pay such interest, from Excess Spread, Shared Excess Finance Charge Collections allocated to Series 199_-___ and Reallocated Collateral Principal Collections (each, to the extent available) remaining after certain other payments have been made with respect to the Class A Certificates. See " -- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections" in this Prospectus Supplement.

    "Class A Available Funds" means, with respect to any Monthly Period, an amount equal to the sum of (a) the Class A Floating Allocation of collections of Finance Charge Receivables allocated to the Investor Interest and deposited in the Finance Charge Account with respect to such Monthly Period (excluding the portion of collections of Finance Charge Receivables attributable to Interchange that is allocable to Servicer Interchange), (b) Principal Funding Investment Proceeds, if any, with respect to the related Transfer Date and (c) amounts, if any, to be withdrawn from the Reserve Account which are required to be included in Class A Available Funds pursuant to the Series 199_-___ Supplement with respect to such Transfer Date. "Class B Available Funds" means, with respect to any Monthly Period, an amount equal to the Class B Floating Allocation of collections of Finance Charge Receivables allocated to the Investor Interest and deposited in the Finance Charge Account with respect to such Monthly Period (excluding the portion of collections of Finance Charge Receivables attributable to Interchange that is allocable to Servicer Interchange).

    The Class A Certificates will accrue interest from and including the Closing Date through and excluding ____ __, 199_, and from and including ____ __, 199_ through and excluding ____ __, 199_ and with respect to each Interest Period thereafter, at a rate of ___% per annum above LIBOR prevailing on the related LIBOR Determination Date with respect to each such period. The Class B Certificates will accrue interest from and including the Closing Date through and excluding ____ __, 199_, and from and including ____ __, 199_ through and excluding ____ __, 199_ and with respect to each Interest Period thereafter, at a rate of ____% per annum above LIBOR prevailing on the related LIBOR Determination Date with respect to each such period.

    The Trustee will determine LIBOR on ____ __, 199_ for the period from and including the Closing Date through and excluding ____ __, 199_, on ____ __, 199_ for the period from and including ____ __, 199_ through and excluding ____ __, 199_, and for each Interest Period thereafter, on the second business day prior to the Distribution Date on which such Interest Period commences (each, a "LIBOR Determination Date"). For purposes of calculating LIBOR, a "London business day" is any business day on which dealings in deposits in United States dollars are transacted in the London interbank market.

    "LIBOR" means, as of any LIBOR Determination Date, the rate for deposits in United States dollars for a one-month period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750, the rate for that LIBOR Determination Date will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a one-month period. The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period.

    "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

    "Reference Banks" means four major banks in the London interbank market selected by the Servicer.

    The Class A Certificate Rate and the Class B Certificate Rate applicable to the current and immediately preceding Interest Period may be obtained by telephoning the Trustee at its Corporate Trust Office at (800) 934-6802.

    Interest on the Certificates will be calculated on the basis of the actual number of days in the related Interest Period and a 360-day year.

PRINCIPAL PAYMENTS

    On each Transfer Date relating to a period of time called the "Revolving Period" (which begins on the Closing Date and ends at the commencement of the Controlled Accumulation Period or, if earlier, the Rapid Amortization Period), unless a reduction in the Required Collateral Interest has occurred, collections of Principal Receivables allocable to the Investor Interest will, subject to certain limitations, including the allocation of any Reallocated Principal Collections with respect to the related Monthly Period to pay the Class A Required Amount and the Class B Required Amount, be treated as Shared Excess Principal Collections.

    On each Transfer Date relating to the Controlled Accumulation Period, the Trustee will deposit in the Principal Funding Account an amount equal to the least of (a) Available Investor Principal Collections on deposit in the Principal Account with respect to such Transfer Date, (b) the applicable Controlled Deposit Amount and (c) the Class A Adjusted Investor Interest on such Transfer Date prior to any deposits on such date. Amounts in the Principal Funding Account will be paid to the Class A Certificateholders on the Class A Scheduled Payment Date. After the Class A Investor Interest has been paid in full, on each Transfer Date during the Controlled Accumulation Period, amounts equal to the lesser of (a) Available Investor Principal Collections with respect to such Transfer Date and (b) the Class B Investor Interest on such Transfer Date will be deposited in the Distribution Account for distribution to the Class B Certificateholders until the Class B Investor Interest has been paid in full. Such amounts in the Distribution Account will be paid to the Class B Certificateholders on the Class B Scheduled Payment Date. On each Transfer Date, if a reduction in the Required Collateral Interest has occurred, a portion of collections of Principal Receivables allocable to the Investor Interest will be applied in accordance with the Loan Agreement among the Transferor, the Trustee, the Servicer and the Collateral Interest Holder (the "Loan Agreement") to reduce the Collateral Interest to the Required Collateral Interest. During the Controlled Accumulation Period until the final principal payment to the Class B Certificateholders, the portion of Available Investor Principal Collections not applied to Class A Monthly Principal, Class B Monthly Principal or Collateral Monthly Principal on a Transfer Date will generally be treated as Shared Excess Principal Collections.

    "Available Investor Principal Collections" means, with respect to any Monthly Period, an amount equal to the sum of (a) (i) collections of Principal Receivables received during such Monthly Period and certain other amounts allocable to the Investor Interest, minus (ii) the amount of Reallocated Principal Collections with respect to such Monthly Period used to fund the Required Amount, plus (b) any Shared Excess Principal Collections with respect to other Series in a group of Series designated as the "Shared Excess Principal Collections Group" that are allocated to the Series of the Trust represented by the Certificates and the Collateral Interest ("Series 199_-__").

    On each Distribution Date with respect to the Rapid Amortization Period, the Class A Certificateholders will be entitled to receive Available Investor Principal Collections for the related Monthly Period in an amount up to the Class A Investor Interest until the earliest of the date the Class A Certificates are paid in full, the Series 199_-___ Termination Date and the Trust Termination Date. After payment in full of the Class A Investor Interest, the Class B Certificateholders will be entitled to receive on each Distribution Date with respect to the Rapid Amortization Period, Available Investor Principal Collections until the earliest of the date the Class B Certificates are paid in full, the Series 199_-___ Termination Date and the Trust Termination Date. After payment in full of the Class B Investor Interest, the Collateral Interest Holder will be entitled to receive on each Transfer Date (other than the Transfer Date prior to the Series 199_-___ Termination Date) and on the Series 199_-___ Termination Date, Available Investor Principal Collections until the earliest of the date the Collateral Interest is paid in full, the Series 199_-___ Termination Date and the Trust Termination Date. See " -- Pay Out Events" below for a discussion of events which might lead to the commencement of the Rapid Amortization Period.

POSTPONEMENT OF CONTROLLED ACCUMULATION PERIOD

    The commencement of the Controlled Accumulation Period may be postponed, and the length of the Revolving Period extended, subject to certain conditions including those set forth below. Such postponement and extension, respectively, will take place only if the Accumulation Period Length (determined as described below) is less than twelve months. On the Determination Date immediately preceding the ____ ____ Distribution Date and on each Determination Date thereafter, until the Controlled Accumulation Period begins, the Servicer, on behalf of the Transferor will determine the "Accumulation Period Length," which is the number of whole months expected to be required to fully fund the Principal Funding Account up to the initial outstanding principal amount of the Class A Certificates no later than the Class A Scheduled Payment Date, based on
(a) the expected monthly collections of Principal Receivables expected to be distributable to the Certificateholders of all Series (excluding certain other Series), assuming a principal payment rate no greater than the lowest monthly principal payment rate on the Receivables for the preceding twelve months and
(b) the amount of principal expected to be distributable to Certificateholders of all Series (excluding certain other Series) which are not expected to be in their revolving periods during the Controlled Accumulation Period. If the Accumulation Period Length is less than twelve months, the commencement of the Controlled Accumulation Period will be postponed such that the number of months included in the Controlled Accumulation Period will be equal to or exceed the Accumulation Period Length. The effect of the foregoing calculation is to permit the reduction of the length of the Controlled Accumulation Period based on the investor interest of certain other Series which are scheduled to be in their revolving periods during the Controlled Accumulation Period and on increases in the principal payment rate occurring after the Closing Date. The length of the Controlled Accumulation Period will not be determined to be less than one month.

SUBORDINATION

    The Class B Certificates and the Collateral Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class A Certificates. In addition, the Collateral Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class B Certificates. Certain principal payments otherwise allocable to the Class B Certificateholders may be reallocated to cover amounts in respect of the Class A Certificates and the Class B Investor Interest may be reduced if the Collateral Interest is equal to zero. Similarly, certain principal payments allocable to the Collateral Interest may be reallocated to cover amounts in respect of the Class A Certificates and the Class B Certificates and the Collateral Interest may be reduced. To the extent the Class B Investor Interest is reduced, the percentage of collections of Finance Charge Receivables allocated to the Class B Certificates in subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Investor Interest is not reimbursed, the amount of principal distributable to the Class B Certificateholders, and the amounts available to be distributed with respect to interest on the Class B Certificates, will be reduced. No principal will be paid to the Class B Certificateholders until the Class A Investor Interest is paid in full. See " -- Allocation Percentages," " --Reallocation of Cash Flows" and " -- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections" in this Prospectus Supplement.

ALLOCATION PERCENTAGES

    Pursuant to the Agreement, with respect to each Monthly Period the Servicer will allocate among the Investor Interest, the investor interest for all other Series issued and outstanding and the Transferor Interest, all amounts collected on Finance Charge Receivables, all amounts collected on Principal Receivables and all Default Amounts with respect to such Monthly Period. Each "Monthly Period" will be the period from and including the first day of a calendar month to and including the last day of such calendar month (other than the initial Monthly Period, which will commence on and include the Closing Date and end on and include ______ ___, 199_).

    Collections of Finance Charge Receivables and Default Amounts at any time and collections of Principal Receivables during the Revolving Period will be allocated to the Investor Interest based on the Floating Investor Percentage. The "Floating Investor Percentage" means, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Adjusted Investor Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, the initial Investor Interest) and the denominator of which is the greater of (x) the aggregate amount of Principal Receivables as of the close of business on the last day of the preceding Monthly Period (or with respect to the first calendar month in the first Monthly Period, the aggregate amount of Principal Receivables as of the close of business on the day immediately preceding the Closing Date, and with respect to the second calendar month in the first Monthly Period, the aggregate amount of Principal Receivables as of the close of business on the last day of the first calendar month in such first Monthly Period) and (y) the sum of the numerators used to calculate the Investor Percentages for allocations with respect to Finance Charge Receivables, Default Amounts or Principal Receivables, as applicable, for all outstanding Series on such date of determination; provided, however, that with respect to any Monthly Period in which an Addition Date occurs or in which a Removal Date occurs on which, if any Series has been paid in full, Principal Receivables in an aggregate amount approximately equal to the initial investor interest of such Series are removed from the Trust, the amount in clause (x) above shall be (i) the aggregate amount of Principal Receivables in the Trust as of the close of business on the last day of the prior Monthly Period for the period from and including the first day of such Monthly Period to but excluding the related Addition Date or Removal Date and (ii) the aggregate amount of Principal Receivables in the Trust as of the beginning of the day on the related Addition Date or Removal Date after adjusting for the aggregate amount of Principal Receivables added to or removed from the Trust on the related Addition Date or Removal Date, as the case may be, for the period from and including the related Addition Date or Removal Date to and including the last day of such Monthly Period. The amounts so allocated will be further allocated between the Class A Certificateholders, Class B Certificateholders and the Collateral Interest Holder based on the Class A Floating Allocation, the Class B Floating Allocation and the Collateral Floating Allocation, respectively. The "Class A Floating Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class A Adjusted Investor Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing Date) and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day. The "Class B Floating Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class B Investor Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing Date) and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day. The "Collateral Floating Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Collateral Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing Date) and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day.

    Collections of Principal Receivables during the Controlled Accumulation Period and Rapid Amortization Period will be allocated to the Investor Interest based on the Fixed Investor Percentage. The "Fixed Investor Percentage" means, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Investor Interest as of the close of business on the last day of the Revolving Period and the denominator of which is the greater of
(x) the aggregate amount of Principal Receivables as of the close of business on the last day of the prior Monthly Period and (y) the sum of the numerators used to calculate the Investor Percentages for allocations with respect to Principal Receivables for all outstanding Series for such Monthly Period; provided, however, that if Series 199_-___ is paired with a Paired Series and a Pay Out Event occurs with respect to such Paired Series during the Controlled Accumulation Period, the Transferor may, by written notice delivered to the Trustee and the Servicer, designate a different numerator (provided that such numerator is not less than the Adjusted Investor Interest (less the balance on deposit in the Principal Account) as of the last day of the revolving period for such Paired Series); provided, however, that with respect to any Monthly Period in which an Addition Date occurs or in which a Removal Date occurs on which, if any Series has been paid in full, Principal Receivables in an aggregate amount approximately equal to the initial investor interest of such Series are removed from the Trust, the amount in clause (x) above shall be (i) the aggregate amount of Principal Receivables in the Trust as of the close of business on the last day of the prior Monthly Period for the period from and including the first day of such Monthly Period to but excluding the related Addition Date or Removal Date and
(ii) the aggregate amount of Principal Receivables in the Trust at the beginning of the day on the related Addition Date or Removal Date after adjusting for the aggregate amount of Principal Receivables added to or removed from the Trust on the related Addition Date or Removal Date, as the case may be, for the period from and including the related Addition Date or Removal Date to and including the last day of such Monthly Period. The amounts so allocated will be further allocated between the Class A Certificateholders, the Class B Certificateholders and the Collateral Interest Holder based on the Class A Fixed Allocation, the Class B Fixed Allocation and the Collateral Fixed Allocation, respectively. The "Class A Fixed Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class A Investor Interest as of the close of business on the last day of the Revolving Period; provided, however, that if Series 199_-___ is paired with a Paired Series and a Pay Out Event occurs with respect to such Paired Series during the Controlled Accumulation Period, the Transferor may, by written notice delivered to the Trustee and the Servicer, designate a different numerator (provided that such numerator is not less than the Class A Adjusted Investor Interest (less the balance on deposit in the Principal Account) as of the last day of the revolving period for such Paired Series) and the denominator of which is equal to the numerator used to determine the Fixed Investor Percentage with respect to such Monthly Period. The "Class B Fixed Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class B Investor Interest as of the close of business on the last day of the Revolving Period; provided, however, that if Series 199_-___ is paired with a Paired Series and a Pay Out Event occurs with respect to such Paired Series during the Controlled Accumulation Period, the Transferor may, by written notice delivered to the Trustee and the Servicer, designate a different numerator (provided that such numerator is not less than the Class B Investor Interest (less, if the Class A Fixed Allocation is zero, the balance on deposit in the Principal Account to the extent not subtracted in reducing the Class A Fixed Allocation to zero) as of the last day of the revolving period for such Paired Series) and the denominator of which is equal to the numerator used to determine the Fixed Investor Percentage with respect to such Monthly Period. The "Collateral Fixed Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Collateral Interest as of the close of business on the last day of the Revolving Period; provided, however, that if Series 199_-___ is paired with a Paired Series and a Pay Out Event occurs with respect to such Paired Series during the Controlled Accumulation Period, the Transferor may, by written notice delivered to the Trustee and the Servicer, designate a different numerator (provided that such numerator is not less than the Collateral Interest (less, if the Class B Fixed Allocation is zero, the balance on deposit in the Principal Account, to the extent not subtracted in reducing the Class B Fixed Allocation to zero) as of the last day of the revolving period for such Paired Series) and the denominator of which is equal to the numerator used to determine the Fixed Investor Percentage with respect to such Monthly Period.

    "Class A Investor Interest" for any date means an amount equal to (a) the aggregate initial principal amount of the Class A Certificates, minus (b) the aggregate amount of principal payments made to Class A Certificateholders prior to such date, minus (c) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs for all Transfer Dates preceding such date over the aggregate amount of any reimbursements of Class A Investor Charge-Offs for all Transfer Dates preceding such date; provided, however, that the Class A Investor Interest may not be reduced below zero.

    "Class A Adjusted Investor Interest," for any date of determination, means an amount equal to the then current Class A Investor Interest, minus the Principal Funding Account Balance on such date.

    "Class B Investor Interest" for any date means an amount equal to (a) the aggregate initial principal amount of the Class B Certificates, minus (b) the aggregate amount of principal payments made to Class B Certificateholders prior to such date, minus (c) the aggregate amount of Class B Investor Charge-Offs for all prior Transfer Dates, minus (d) the aggregate amount of Reallocated Class B Principal Collections for all prior Transfer Dates for which the Collateral Interest has not been reduced, minus (e) an amount equal to the aggregate amount by which the Class B Investor Interest has been reduced to fund the Class A Investor Default Amount on all prior Transfer Dates as described under " -- Defaulted Receivables; Investor Charge-Offs" in this Prospectus Supplement and plus (f) the aggregate amount of Excess Spread and Shared Excess Finance Charge Collections allocated and available on all prior Transfer Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c), (d) and (e); provided, however, that the Class B Investor Interest may not be reduced below zero.

    "Collateral Interest" for any date means an amount equal to (a) initially $________ (the "Initial Collateral Interest"), minus (b) the aggregate amount of principal payments made to the Collateral Interest Holder prior to such date, minus (c) the aggregate amount of Collateral Charge-Offs for all prior Transfer Dates, minus (d) the aggregate amount of Reallocated Principal Collections for all prior Transfer Dates, minus (e) an amount equal to the aggregate amount by which the Collateral Interest has been reduced to fund the Class A Investor Default Amount and the Class B Investor Default Amount on all prior Transfer Dates as described under " -- Defaulted Receivables; Investor Charge-Offs" in this Prospectus Supplement plus (f) the aggregate amount of Excess Spread and Shared Excess Finance Charge Collections allocated and available on all prior Transfer Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c), (d) and (e); provided, however, that the Collateral Interest may not be reduced below zero.

    "Investor Interest," for any date of determination, means an amount equal to the sum of (a) the Class A Investor Interest, (b) the Class B Investor Interest and (c) the Collateral Interest.

REALLOCATION OF CASH FLOWS

    With respect to each Transfer Date, the Servicer will determine the amount (the "Class A Required Amount"), which will be equal to the amount, if any, by which the sum of (a) Class A Monthly Interest due on the related Distribution Date and overdue Class A Monthly Interest and Class A Additional Interest thereon, if any, (b) the Class A Servicing Fee for the related Monthly Period and overdue Class A Servicing Fee, if any, and (c) the Class A Investor Default Amount, if any, for the related Monthly Period exceeds the Class A Available Funds for the related Monthly Period. If the Class A Required Amount is greater than zero, Excess Spread and Shared Excess Finance Charge Collections allocated to Series 199_-___ and available for such purpose will be used to fund the Class A Required Amount with respect to such Transfer Date. If such Excess Spread and Shared Excess Finance Charge Collections are insufficient to fund the Class A Required Amount, first, Reallocated Collateral Principal Collections and, then, Reallocated Class B Principal Collections will be used to fund the remaining Class A Required Amount. If Reallocated Principal Collections with respect to the related Monthly Period, together with such Excess Spread and Shared Excess Finance Charge Collections, are insufficient to fund the remaining Class A Required Amount for such related Monthly Period, then the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and Reallocated Principal Collections on such Transfer Date) will be reduced by the amount of such excess (but not by more than the Class A Investor Default Amount for such Monthly Period). In the event that such reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero, and the Class B Investor Interest (after giving effect to reductions for any Class B Investor Charge-Offs and any Reallocated Class B Principal Collections for which the Collateral Interest was not reduced on such Transfer Date) will be reduced by the amount by which the Collateral Interest would have been reduced below zero (but not by more than the excess of the Class A Investor Default Amount, if any, for such Monthly Period over the amount of such reduction, if any, of the Collateral Interest with respect to such Monthly Period). In the event that such reduction would cause the Class B Investor Interest to be a negative number, the Class B Investor Interest will be reduced to zero and the Class A Investor Interest will be reduced by the amount by which the Class B Investor Interest would have been reduced below zero (but not by more than the excess, if any, of the Class A Investor Default Amount for such Monthly Period over the amount of the reductions, if any, of the Collateral Interest and the Class B Investor Interest with respect to such Monthly Period). Any such reduction in the Class A Investor Interest will have the effect of slowing or reducing the return of principal and interest to the Class A Certificateholders. In such case, the Class A Certificateholders will bear directly the credit and other risks associated with their interests in the Trust. See " -- Defaulted Receivables; Investor Charge-Offs" in this Prospectus Supplement.

    With respect to each Transfer Date, the Servicer will determine the amount (the "Class B Required Amount"), which will be equal to the sum of (a) the amount, if any, by which the sum of (i) Class B Monthly Interest due on the related Distribution Date and overdue Class B Monthly Interest and Class B Additional Interest thereon, if any, and

(ii) the Class B Servicing Fee for the related Monthly Period and overdue Class B Servicing Fee, if any, exceeds the Class B Available Funds for the related Monthly Period and (b) the Class B Investor Default Amount, if any, for the related Monthly Period. If the Class B Required Amount is greater than zero, Excess Spread and Shared Excess Finance Charge Collections allocated to Series 199_-___ not required to pay the Class A Required Amount or reimburse Class A Investor Charge-Offs will be used to fund the Class B Required Amount with respect to such Transfer Date. If such Excess Spread and Shared Excess Finance Charge Collections are insufficient to fund the Class B Required Amount, Reallocated Collateral Principal Collections not required to fund the Class A Required Amount for the related Monthly Period will be used to fund the remaining Class B Required Amount. If such Reallocated Collateral Principal Collections with respect to the related Monthly Period, together with such Excess Spread and Shared Excess Finance Charge Collections are insufficient to fund the remaining Class B Required Amount, then the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and Reallocated Principal Collections on such Transfer Date and after any adjustments made thereto for the benefit of the Class A Certificateholders) will be reduced by the amount of such deficiency (but not by more than the Class B Investor Default Amount for such Monthly Period). In the event that such a reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero, and the Class B Investor Interest will be reduced by the amount by which the Collateral Interest would have been reduced below zero (but not by more than the excess of the Class B Investor Default Amount for such Monthly Period over the amount of such reduction of the Collateral Interest). Any such reduction in the Class B Investor Interest will have the effect of slowing or reducing the return of principal and interest to the Class B Certificateholders. In such case, the Class B Certificateholders will bear directly the credit and other risks associated with their interests in the Trust. See " -- Defaulted Receivables; Investor Charge-Offs" in this Prospectus Supplement.

    Reductions of the Class A Investor Interest or Class B Investor Interest described above shall be reimbursed by, and the Class A Investor Interest or Class B Investor Interest increased to the extent of, Excess Spread and Shared Excess Finance Charge Collections available for such purposes on each Transfer Date. See " -- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections" in this Prospectus Supplement. When such reductions of the Class A Investor Interest and Class B Investor Interest have been fully reimbursed, reductions of the Collateral Interest shall be reimbursed until reimbursed in full in a similar manner.

    "Required Amount" for any Monthly Period means the sum of (a) the Class A Required Amount and (b) the Class B Required Amount, each for such Monthly Period.

    "Reallocated Class B Principal Collections" for any Monthly Period means collections of Principal Receivables allocable to the Class B Investor Interest for the related Monthly Period in an amount not to exceed the amount applied to fund the Class A Required Amount, if any; provided, however, that such amount will not exceed the Class B Investor Interest after giving effect to any Class B Investor Charge-Offs for the related Transfer Date.

    "Reallocated Collateral Principal Collections" for any Monthly Period means collections of Principal Receivables allocable to the Collateral Interest for the related Monthly Period in an amount not to exceed the amount applied to fund the Class A Required Amount and the Class B Required Amount, if any; provided, however, that such amount will not exceed the Collateral Interest after giving effect to any Collateral Charge-Offs for the related Transfer Date.

    "Reallocated Principal Collections" for any Monthly Period means the sum of
(a) the Reallocated Class B Principal Collections for such Monthly Period, if any, and (b) the Reallocated Collateral Principal Collections for such Monthly Period, if any.

APPLICATION OF COLLECTIONS

    Allocations. Except as otherwise provided below, the Servicer will deposit into the Collection Account, no later than the second business day following the date of processing, any payment collected by the Servicer on the Receivables. On the same day as any such deposit is made, the Servicer will make the deposits and payments to the accounts and parties as indicated below; provided, however, that for as long as Bank of America remains the Servicer under the Agreement and
(a) (i) the Servicer provides to the Trustee a letter of credit or other credit enhancement covering the risk of collection of the Servicer and (ii) the Transferor shall have received a notice from each Rating Agency that reliance on such letter of credit or other credit enhancement would not result in the lowering of such Rating Agency's then-existing rating of any Series then outstanding or (b) the Servicer has and maintains a certificate of deposit or short-term deposit rating of P-1 by Moody's and of A-1 by Standard & Poor's and deposit insurance provided by the FDIC, then the Servicer may make such deposits and payments on the business day immediately prior to the Distribution Date (the "Transfer Date") in an amount equal to the net amount of such deposits and payments which would have been made had the conditions of this proviso not applied. Currently, Bank of America remains the Servicer and maintains a certificate of deposit or short-term deposit rating of P-1 by Moody's and of A-1+ by Standard & Poor's and deposit insurance provided by the FDIC.

      With respect to the Certificates and any Monthly Period, and notwithstanding anything in the Agreement to the contrary, whether the Servicer is required to make monthly or daily deposits from the Collection Account into the Finance Charge Account or the Principal Account (i) the Servicer will only be required to deposit Collections from the Collection Account into the Finance Charge Account or the Principal Account up to the required amount to be deposited into any such deposit account or, without duplication, distributed on or prior to the related Distribution Date to Certificateholders or to the Collateral Interest Holder and (ii) if at any time prior to such Distribution Date the amount of Collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer will be permitted to withdraw the excess from the Collection Account.

      Payment of Interest, Fees and Other Items. On each Transfer Date, the Trustee, acting pursuant to the Servicer's instructions, will apply the Class A Available Funds, Class B Available Funds and Collateral Available Funds in the Finance Charge Account in the following priority:

            (a) On each Transfer Date, an amount equal to the Class A Available Funds will be distributed in the following priority:

                  (i) an amount equal to Class A Monthly Interest for the related Distribution Date, plus the amount of any overdue Class A Monthly Interest and Class A Additional Interest thereon, if any, will be deposited into the Distribution Account for distribution to Class A Certificateholders on such Distribution Date;

                  (ii) an amount equal to the Class A Servicing Fee for the related Monthly Period, plus the amount of any overdue Class A Servicing Fee, will be paid to the Servicer;

                  (iii) an amount equal to the Class A Investor Default Amount, if any, for the related Monthly Period will be treated as a portion of Available Investor Principal Collections and deposited into the Principal Account on such Transfer Date; and

                  (iv) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed as described under " -- Excess Spread; Shared Excess Finance Charge Collections" in this Prospectus Supplement.

            (b) On each Transfer Date, an amount equal to the Class B Available Funds will be distributed in the following priority:

                  (i) an amount equal to Class B Monthly Interest for the related Distribution Date, plus the amount of any overdue Class B Monthly Interest and Class B Additional Interest thereon, if any, will be deposited into the Distribution Account for distribution to Class B Certificateholders on such Distribution Date;

                  (ii) an amount equal to the Class B Servicing Fee for the related Monthly Period, plus the amount of any overdue Class B Servicing Fee, will be paid to the Servicer; and

                  (iii) the balance, if any, will constitute a portion of Excess
            Spread and will be allocated and distributed as described under " -- Excess Spread; Shared Excess Finance Charge Collections" in this Prospectus Supplement.

            (c) On each Transfer Date, an amount equal to the Collateral Available Funds will be distributed in the following priority:

                  (i) if Bank of America, an affiliate thereof or an Acceptable Successor Servicer is not the Servicer, an amount equal to the Collateral Interest Servicing Fee for the related Monthly Period, plus the amount of any overdue Collateral Interest Servicing Fee, will be paid to the Servicer; and

                  (ii) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed as described under " -- Excess Spread; Shared Excess Finance Charge Collections" in this Prospectus Supplement.

    "Class A Monthly Interest" with respect to any Distribution Date will equal the product of (i) the Class A Certificate Rate for the related Interest Period,
(ii) the actual number of days in such Interest Period divided by 360 and (iii) the outstanding principal balance of the Class A Certificates as of the related Record Date; provided, however, with respect to the first Distribution Date, Class A Monthly Interest will be equal to the interest accrued on the initial outstanding principal balance of the Class A Certificates at the applicable Class A Certificate Rate for the period from and including the Closing Date through and including ____ __, 199_.

    "Class B Monthly Interest" with respect to any Distribution Date will equal the product of (i) the Class B Certificate Rate for the related Interest Period,
(ii) the actual number of days in such Interest Period divided by 360 and (iii) the outstanding principal balance of the Class B Certificates as of the related Record Date; provided, however, with respect to the first Distribution Date, Class B Monthly Interest will be equal to the interest accrued on the initial outstanding principal balance of the Class B Certificates at the applicable Class B Certificate Rate for the period from and including the Closing Date through and including ____ __, 199_.

    "Collateral Available Funds" means, with respect to any Monthly Period, an amount equal to the Collateral Floating Allocation of collections of Finance Charge Receivables allocated to the Investor Interest and deposited in the Finance Charge Account with respect to such Monthly Period (excluding the portion of collections of Finance Charge Receivables attributable to Interchange that is allocable to Servicer Interchange).

    "Excess Spread" means, with respect to any Transfer Date, an amount equal to the sum of the amounts described in clause (a) (iv), clause (b) (iii) and clause
(c) (ii) above.

    Excess Spread; Shared Excess Finance Charge Collections. On each Transfer Date, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread and Shared Excess Finance Charge Collections allocated to Series 199_-___ with respect to the related Monthly Period, to make the following distributions in the following priority:

         (a) an amount equal to the Class A Required Amount, if any, with respect to such Transfer Date will be used to fund the Class A Required Amount; provided, however, that in the event the Class A Required Amount for such Transfer Date exceeds the amount of Excess Spread and Shared Excess Finance Charge Collections allocated to Series 199_-___, such Excess Spread and Shared Excess Finance Charge Collections allocated to Series 199_-___ shall be applied first to pay amounts due with respect to such Transfer Date pursuant to clause (a)(i) above under " -- Payment of Interest, Fees and Other Items"; second to pay amounts due with respect to such Transfer Date pursuant to clause (a) (ii) above under " -- Payment of Interest, Fees and Other Items"; and third to pay amounts due with respect to such Transfer Date pursuant to clause (a) (iii) under " -- Payment of Interest, Fees and Other Items" above;

         (b) an amount equal to the aggregate amount of Class A Investor Charge-Offs which have not been previously reimbursed (after giving effect to the allocation on such Transfer Date of certain other amounts applied for that purpose) will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under " -- Payments of Principal" below;

         (c) an amount equal to the Class B Required Amount, if any, with respect to such Transfer Date will be used to fund the Class B Required Amount; provided, however, that in the event the Class B Required Amount for such Transfer Date exceeds the amount of Excess Spread and Shared Excess Finance Charge Collections
      allocated to Series 199_-___, such Excess Spread and Shared Excess Finance Charge Collections allocated to Series 199_-___ shall be applied first to pay amounts due with respect to such Transfer Date pursuant to clause
      (b)(i) above under " -- Payment of Interest, Fees and Other Items"; second to pay amounts due with respect to such Transfer Date pursuant to clause
      (b) (ii) above under " -- Payment of Interest, Fees and Other Items" and third, the amount remaining, up to the Class B Investor Default Amount, will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under " -- Payments of Principal" below;

            (d) an amount equal to the aggregate amount by which the Class B Investor Interest has been reduced below the initial Class B Investor Interest for reasons other than the payment of principal to the Class B Certificateholders (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under " -- Payments of Principal" below;

            (e) an amount equal to the Collateral Monthly Interest for the related Distribution Date, plus the amount of any Collateral Monthly Interest previously due but not distributed to the Collateral Interest Holder on a prior Distribution Date, will be deposited into the Distribution Account on such Transfer Date and distributed to the Collateral Interest Holder on the related Distribution Date in accordance with the Loan Agreement;

            (f) if Bank of America, an affiliate thereof or an Acceptable Successor Servicer is the Servicer, an amount equal to the Collateral Interest Servicing Fee for the related Monthly Period, plus the amount of any overdue Collateral Interest Servicing Fee, will be paid to the Servicer;

            (g) an amount equal to the aggregate Collateral Default Amount, if any, for such Transfer Date will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under " -- Payments of Principal" below;

            (h) an amount equal to the aggregate amount by which the Collateral Interest has been reduced below the Required Collateral Interest for reasons other than the payment of principal to the Collateral Interest Holder (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under " -- Payments of Principal" below;

            (i) on each Transfer Date from and after the Reserve Account Funding Date, but prior to the date on which the Reserve Account terminates as described under " -- Reserve Account" in this Prospectus Supplement an amount up to the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount will be deposited into the Reserve Account;

            (j) an amount equal to the aggregate of any other amounts then due to the Collateral Interest Holder out of collections of Excess Spread and Shared Excess Finance Charge Collections allocated to Series 199_-___ pursuant to the Loan Agreement shall be deposited into the Distribution Account on such Transfer Date and distributed to the Collateral Interest Holder on the related Distribution Date for application in accordance with the Loan Agreement; and

            (k) the balance, if any, will constitute a portion of Shared Excess Finance Charge Collections for such Distribution Date and will be available for allocation to other Series in Shared Excess Finance Charge Collections Group One or to the holder of the Transferor Certificate as described in "Description of the Certificates -- Shared Excess Finance Charge Collections" in the accompanying Prospectus.

      "Collateral Monthly Interest" with respect to any Distribution Date will equal the product of (a) an amount equal to LIBOR plus 1.0% per annum, or such lesser amount as may be designated in the Loan Agreement (the "Collateral Rate"), (b) the actual number of days in the related Interest Period divided by 360 and (c) the Collateral Interest as of the related Record Date or, with respect to the first Distribution Date, the Initial Collateral Interest.

      Payments of Principal. On each Transfer Date, the Trustee, acting pursuant to the Servicer's instructions, will distribute Available Investor Principal Collections (see " -- Principal Payments" above) on deposit in the Principal Account in the following priority:

            (a) on each Transfer Date with respect to the Revolving Period, all such Available Investor Principal Collections will be distributed or deposited in the following priority:

                  (i) an amount equal to the Collateral Monthly Principal will be deposited into the Distribution Account on such Transfer Date and distributed on the related Distribution Date to the Collateral Interest Holder in accordance with the Loan Agreement; and

                  (ii) the balance will be treated as Shared Excess Principal Collections and applied as described under "Description of the Certificates -- Shared Excess Principal Collections" in this Prospectus Supplement and in the accompanying Prospectus;

            (b) on each Transfer Date with respect to the Controlled Accumulation Period or the Rapid Amortization Period, all such Available Investor Principal Collections will be distributed or deposited in the following priority:

                  (i) an amount equal to Class A Monthly Principal will be deposited in the Principal Funding Account (during the Controlled Accumulation Period) or deposited into the Distribution Account for distribution to the Class A Certificateholders (during the Rapid Amortization Period); and

                  (ii) for each Transfer Date after the Class A Investor Interest has been paid in full (after taking into account payments to be made on the related Distribution Date), an amount equal to the Class B Monthly Principal for such Transfer Date will be deposited into the Distribution Account for distribution to the Class B Certificateholders;

            (c) on each Transfer Date with respect to the Controlled Accumulation Period and the Rapid Amortization Period in which a reduction in the Required Collateral Interest has occurred, Available Investor Principal Collections not applied to Class A Monthly Principal or Class B Monthly Principal will be applied on the related Distribution Date to reduce the Collateral Interest to the Required Collateral Interest; and

            (d) on each Transfer Date with respect to the Controlled Accumulation Period and the Rapid Amortization Period, the balance of Available Investor Principal Collections not applied pursuant to (b) and
      (c) above, if any, will be treated as Shared Excess Principal Collections and applied as described under "Description of the Certificates -- Shared Excess Principal Collections" in this Prospectus Supplement and in the accompanying Prospectus.

      "Class A Monthly Principal" with respect to any Transfer Date relating to the Controlled Accumulation Period or the Rapid Amortization Period, prior to the payment in full of the Class A Investor Interest, will equal the least of
(i) the Available Investor Principal Collections on deposit in the Principal Account with respect to such Transfer Date, (ii) for each Transfer Date with respect to the Controlled Accumulation Period, prior to the payment in full of the Class A Investor Interest, and on or prior to the Class A Scheduled Payment Date, the applicable Controlled Deposit Amount for such Transfer Date and (iii) the Class A Adjusted Investor Interest prior to any deposits on such Transfer Date.

      "Class B Monthly Principal" with respect to any Transfer Date relating to the Controlled Accumulation Period, beginning with the Transfer Date following the Monthly Period in which the Class A Investor Interest has been paid in full, or with respect to any Transfer Date relating to the Rapid Amortization Period, beginning with the Transfer Date immediately preceding the Distribution Date on which the Class A Certificates have been paid in full (after taking into account payments to be made on the related Distribution Date), will equal the lesser of
(i) the Available Investor Principal Collections on deposit in the Principal Account with respect to such Transfer Date (minus the portion of such Available Investor Principal Collections applied to Class A Monthly Principal on such Transfer Date) and (ii) the Class B Investor Interest for such Transfer Date.

      "Collateral Monthly Principal" means (a) with respect to any Transfer Date relating to the Revolving Period following any reduction of the Required Collateral Interest pursuant to clause (3) of the proviso in the definition thereof, an amount equal to the lesser of (i) the excess, if any, of the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and Reallocated Principal Collections on such Transfer Date and after giving effect to any adjustments thereto for the benefit of the Class A Certificateholders and the Class B Certificateholders on such Transfer Date) over the Required Collateral Interest on such Transfer Date, and (ii) the Available Investor Principal Collections on such Transfer Date or (b) with respect to any Transfer Date relating to the Controlled Accumulation Period or Rapid Amortization Period, an amount equal to the lesser of (i) the excess, if any, of the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and Reallocated Principal Collections on such Transfer Date and after giving effect to any adjustments thereto for the benefit of the Class A Certificateholders and the Class B Certificateholders on such Transfer
Date) over the Required Collateral Interest on such Transfer Date, and (ii) the excess, if any, of (A) the Available Investor Principal Collections on such Transfer Date over (B) the sum of the Class A Monthly Principal and the Class B Monthly Principal for such Transfer Date.

      "Controlled Accumulation Amount" means (a) for any Transfer Date with respect to the Controlled Accumulation Period, prior to the payment in full of the Class A Investor Interest, $_________; provided, however, that if the commencement of the Controlled Accumulation Period is delayed as described above under " -- Postponement of Controlled Accumulation Period," the Controlled Accumulation Amount may be higher than the amount stated above for each Transfer Date with respect to the Controlled Accumulation Period and will be determined by the Servicer in accordance with the Agreement based on the principal payment rates for the Accounts and on the investor interests of other Series (other than certain excluded Series) which are scheduled to be in their revolving periods and then scheduled to create Shared Excess Principal Collections during the Controlled Accumulation Period and (b) for any Transfer Date with respect to the Controlled Accumulation Period after the payment in full of the Class A Investor Interest, an amount equal to the Class B Investor Interest on such Transfer Date.

      "Accumulation Shortfall" means (a) on the first Transfer Date with respect to the Controlled Accumulation Period, the excess, if any, of the Controlled Accumulation Amount for such Transfer Date over the amount distributed from the Principal Account as Class A Monthly Principal for such Transfer Date and (b) on each subsequent Transfer Date with respect to the Controlled Accumulation Period, the excess, if any, of the applicable Controlled Accumulation Amount for such subsequent Transfer Date plus any Accumulation Shortfall for the prior Transfer Date over the amount distributed from the Principal Account as Class A Monthly Principal for such subsequent Transfer Date.

SHARED EXCESS FINANCE CHARGE COLLECTIONS

      The Series 199_-___ Certificates will be the ninth Series issued by the Trust, outstanding as of the Closing Date, included in a group of Series designated "Shared Excess Finance Charge Collections Group One." Series 1996-A, Series 1996-B, Series 1997-A, Series 1997-B, Series 1997-C, Series 1998-A, Series 1998-B and Series 1998-C are also included in Shared Excess Finance Charge Collections Group One. In the future, the Transferor may, but will not be required to, designate other Series that are issued by the Trust to be included in Shared Excess Finance Charge Collections Group One although there can be no assurance that any other Series will be issued by the Trust or, if issued, will be designated by the Transferor to be included in Shared Excess Finance Charge Collections Group One.

      Collections of Finance Charge Receivables for any Monthly Period allocated to the Investor Interest will first be used to cover, with respect to any Monthly Period, all amounts described under "Description of the Certificates -- Application of Collections -- Payment of Interest, Fees and Other Items" and " -- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections" in this Prospectus Supplement. The Servicer will then determine (i) the amount of collections of Finance Charge Receivables for any Monthly Period allocated to the Investor Interest remaining after covering such required payments to the Certificateholders and the Collateral Interest Holder and (ii) any similar amounts remaining with respect to any other Series in Shared Excess Finance Charge Collections Group One ("Shared Excess Finance Charge Collections"). The Servicer will allocate any Shared Excess Finance Charge Collections to cover any required distributions to certificateholders for any Series in Shared Excess Finance Charge Collections Group One entitled thereto which have not been covered out of the collections of Finance Charge Receivables allocable to such Series ("Finance Charge Shortfalls"). If Finance Charge Shortfalls exceed Shared Excess Finance Charge Collections for any Monthly Period, Shared Excess Finance Charge Collections will be allocated pro rata among the applicable Series in Shared Excess Finance Charge Collections Group One based on the relative amounts of Finance Charge Shortfalls. To the extent that Shared Excess Finance Charge Collections exceed Finance Charge Shortfalls, the balance will be paid to the holder of the Transferor Certificate. See "Description of Certificates -- Shared Excess Finance Charge Collections" in the accompanying Prospectus for a discussion of the limitations on the availability of Shared Excess Finance Charge Collections.

SHARED EXCESS PRINCIPAL COLLECTIONS

    The Series 199_-___ Certificates will be the ninth Series issued by the Trust, outstanding as of the Closing Date, included in the Shared Excess Principal Collections Group. Series 1996-A, Series 1996-B, Series 1997-A, Series 1997-B, Series 1997-C, Series 1998-A, Series 1998-B and Series 1998-C are also included in the Shared Excess Principal Collections Group. In the future, the Transferor may, but will not be required to, designate other Series that are issued by the Trust to be included in the Shared Excess Principal Collections Group although there can be no assurance that any other Series will be issued by the Trust or, if issued, will be designated by the Transferor to be included in the Shared Excess Principal Collections Group.

    Collections of Principal Receivables for any Monthly Period allocated to the Investor Interest will first be used to cover, with respect to any Monthly Period during the Controlled Accumulation Period, deposits of the applicable Controlled Deposit Amount to the Principal Funding Account or the Distribution Account, and during the Rapid Amortization Period, payments to the Certificateholders and then under certain circumstances payments to the Collateral Interest Holder. The Servicer will determine the amount of collections of Principal Receivables for any Monthly Period allocated to the Investor Interest remaining after covering required payments to the Certificateholders and any similar amount remaining for any other Series in the Shared Excess Principal Collections Group ("Shared Excess Principal Collections"). The Servicer will allocate the Shared Excess Principal Collections to cover any scheduled or permitted principal distributions to certificateholders and deposits to principal funding accounts, if any, for any Series entitled thereto which have not been covered out of the collections of Principal Receivables allocable to such Series and certain other amounts for such Series ("Principal Shortfalls"). Shared Excess Principal Collections will not be used to cover investor charge-offs for any Series. If Principal Shortfalls exceed Shared Excess Principal Collections for any Monthly Period, Shared Excess Principal Collections will be allocated pro rata among the applicable Series in the Shared Excess Principal Collections Group based on the relative amounts of Principal Shortfalls. To the extent that Shared Excess Principal Collections exceed Principal Shortfalls, the balance will, subject to certain limitations, be paid to the holder of the Transferor Certificate.

REQUIRED COLLATERAL INTEREST

    The "Required Collateral Interest" with respect to any Transfer Date means
(i) initially $_________ and (ii) thereafter on each Transfer Date an amount equal to [___]% of the sum of the Class A Adjusted Investor Interest and the Class B Investor Interest on such Transfer Date, after taking into account deposits into the Principal Funding Account on such Transfer Date and payments to be made on the related Distribution Date, and the Collateral Interest on the prior Transfer Date after any adjustments made on such Transfer Date, but not less than $________; provided, however, that (1) if certain reductions in the Collateral Interest are made or if a Pay Out Event occurs, the Required Collateral Interest for such Transfer Date shall equal the Required Collateral Interest for the Transfer Date immediately preceding the occurrence of such reduction or Pay Out Event, (2) in no event shall the Required Collateral Interest exceed the unpaid principal amount of the Certificates as of the last day of the Monthly Period preceding such Transfer Date after taking into account payments to be made on the related Distribution Date and (3) the Required Collateral Interest may be reduced to a lesser amount at any time if the Rating Agency Condition is satisfied.

    "Rating Agency Condition" means the notification in writing by each Rating Agency to the Transferor, the Servicer and the Trustee that a proposed action will not result in such Rating Agency reducing or withdrawing its then existing rating of the investor certificates of any outstanding Series or class with respect to which it is a Rating Agency.

    With respect to any Transfer Date, if the Collateral Interest is less than the Required Collateral Interest, certain Excess Spread and Shared Excess Finance Charge Collections allocated to Series 199_-___, if available, will be allocated to increase the Collateral Interest to the extent of such shortfall. Any of such Excess Spread and Shared Excess Finance Charge Collections allocated to Series 199_-___ not required to be so allocated or deposited into the Reserve Account with respect to any Transfer Date will be applied in accordance with the Loan Agreement. See " -- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections" in this Prospectus Supplement.

DEFAULTED RECEIVABLES; INVESTOR CHARGE-OFFS

    On or before each Transfer Date, the Servicer will calculate the Aggregate Investor Default Amount for the preceding Monthly Period. The term "Aggregate Investor Default Amount" means, for any Monthly Period, the sum of the Investor Default Amounts for such Monthly Period. The term "Investor Default Amount" means, for any Defaulted Account, the product of (a) the Floating Investor Percentage on the day such Account became a Defaulted Account and (b) the aggregate amount of Principal Receivables (other than Ineligible Receivables) in such Account on the day such Account became a Defaulted Account (the "Default Amount"). A portion of the Aggregate Investor Default Amount will be allocated to the Class A Certificateholders (the "Class A Investor Default Amount") on each Transfer Date in an amount equal to the product of the Class A Floating Allocation applicable during the related Monthly Period and the Aggregate Investor Default Amount for such Monthly Period. A portion of the Aggregate Investor Default Amount will be allocated to the Class B Certificateholders (the "Class B Investor Default Amount") on each Transfer Date in an amount equal to the product of the Class B Floating Allocation applicable during the related Monthly Period and the Aggregate Investor Default Amount for such Monthly Period. A portion of the Aggregate Investor Default Amount will be allocated to the Collateral Interest Holder (the "Collateral Default Amount") on each Transfer Date in an amount equal to the product of the Collateral Floating Allocation applicable during the related Monthly Period and the Aggregate Investor Default Amount for such Monthly Period.

On each Transfer Date, if the Class A Investor Default Amount for such Transfer Date exceeds the amount of Class A Available Funds, Excess Spread, Shared Excess Finance Charge Collections and Reallocated Principal Collections available to fund such amount with respect to the Monthly Period immediately preceding such Transfer Date as described under " -- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections" in this Prospectus Supplement, the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such Transfer Date) will be reduced by the amount of such excess, but not more than the lesser of the Class A Investor Default Amount and the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such Transfer Date) for such Transfer Date. In the event that such reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero, and the Class B Investor Interest (after giving effect to reductions for any Class B Investor Charge-Offs and any Reallocated Class B Principal Collections on such Transfer
Date) will be reduced by the amount by which the Collateral Interest would have been reduced below zero. In the event that such reduction would cause the Class B Investor Interest to be a negative number, the Class B Investor Interest will be reduced to zero, and the Class A Investor Interest will be reduced by the amount by which the Class B Investor Interest would have been reduced below zero, but not more than the Class A Investor Default Amount for such Transfer Date (a "Class A Investor Charge-Off"), which will have the effect of slowing or reducing the return of principal and interest to the Class A Certificateholders. If the Class A Investor Interest has been reduced by the amount of any Class A Investor Charge- Offs, it will be reimbursed on any Transfer Date (but not by an amount in excess of the aggregate Class A Investor Charge-Offs) by the amount of Excess Spread allocated and available for such purpose as described under " -- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections" in this Prospectus Supplement.

   On each Transfer Date, if the Class B Investor Default Amount for such Transfer Date exceeds the amount of Excess Spread, Shared Excess Finance Charge Collections and Reallocated Collateral Principal Collections which are allocated and available to fund such amount with respect to the Monthly Period preceding such Transfer Date as described under "--Application of Collections--Excess Spread; Shared Excess Finance Charge Collections" in this Prospectus Supplement, the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such Transfer Date and after giving effect to any adjustments with respect thereto as described in the preceding paragraph) will be reduced by the amount of such excess but not more than the lesser of the Class B Investor Default Amount and the Collateral Interest (after giving effect to reductions for any

Collateral Charge-Offs and any Reallocated Principal Collections on such Transfer Date and after giving effect to any adjustments with respect thereto as described in the preceding paragraph) for such Transfer Date. In the event that such reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero and the Class B Investor Interest will be reduced by the amount by which the Collateral Interest would have been reduced below zero, but not more than the Class B Investor Default Amount for such Transfer Date (a "Class B Investor Charge-Off"). The Class B Investor Interest will also be reduced by the amount of Reallocated Class B Principal Collections in excess of the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Collateral Principal Collections on such Transfer Date) and the amount of any portion of the Class B Investor Interest allocated to the Class A Certificates to avoid a reduction in the Class A Investor Interest. The Class B Investor Interest will thereafter be reimbursed (but not in excess of the unpaid principal balance of the Class B Certificates) on any Transfer Date by the amount of Excess Spread and Shared Excess Finance Charge Collections allocated and available for that purpose as described under " -- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections" in this Prospectus Supplement.

     On each Transfer Date, if the Collateral Default Amount for such Transfer Date exceeds the amount of Excess Spread and Shared Excess Finance Charge Collections which is allocated and available to fund such amount as described under "-- Application of Collections--Excess Spread; Shared Excess Finance Charge Collections" in this Prospectus Supplement, the Collateral Interest will be reduced by the amount of such excess but not more than the lesser of the Collateral Default Amount and the Collateral Interest for such Transfer Date (a "Collateral Charge-Off"). The Collateral Interest will also be reduced by the amount of Reallocated Principal Collections and the amount of any portion of the Collateral Interest allocated to the Class A Certificates to avoid a reduction in the Class A Investor Interest or to the Class B Certificates to avoid a reduction in the Class B Investor Interest. The Collateral Interest will thereafter be reimbursed on any Transfer Date by the amount of Excess Spread and Shared Excess Finance Charge Collections allocated and available for that purpose as described under "--Application of Collections--Excess Spread; Shared Excess Finance Charge Collections" in this Prospectus Supplement."

PRINCIPAL FUNDING ACCOUNT

    Pursuant to the Series 199_-___ Supplement, the Trustee will establish and maintain with a Qualified Institution a segregated trust account held for the benefit of the Certificateholders (the "Principal Funding Account"). During the Controlled Accumulation Period, the Trustee at the direction of the Servicer will transfer collections in respect of Principal Receivables (other than Reallocated Principal Collections) and Shared Excess Principal Collections from other Series, if any, allocated to Series 199_-___ from the Principal Account to the Principal Funding Account as described under " -- Application of Collections" in this Prospectus Supplement. Such collections will be retained in the Principal Funding Account and ultimately used to pay principal of the Class A Certificates on the Class A Scheduled Payment Date or the Distribution Date in the month following the commencement of the Rapid Amortization Period, whichever occurs earlier.

    Funds on deposit in the Principal Funding Account shall be invested at the direction of the Servicer by the Trustee in Permitted Investments evidencing obligations of any of the Corporation or any Affiliate thereof; provided, however, that if no obligations of the Corporation or any Affiliate thereof shall qualify as Permitted Investments, notwithstanding the preceding, the funds on deposit in the Principal Funding Account shall be invested by the Trustee in Permitted Investments. Investment earnings (net of investment losses and expenses) on funds on deposit in the Principal Funding Account (the "Principal Funding Investment Proceeds") will be applied on each Transfer Date as Class A Available Funds. If, on any Transfer Date, the Principal Funding Investment Proceeds for the related Interest Period are less than the product of (a) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, (b) the Class A Certificate Rate in effect with respect to the related Interest Period and (c) the Principal Funding Account Balance as of the Record Date preceding such Transfer Date (the "Covered Amount"), the amount of such deficiency (the "Principal Funding Investment Shortfall") shall be paid, to the extent available, from the Reserve Account and, if necessary, from Excess Spread, Shared Excess Finance Charge Collections and Reallocated Principal Collections.

RESERVE ACCOUNT

    Pursuant to the Series 199_-___ Supplement, the Trustee will establish and maintain with a Qualified Institution a segregated trust account held for the benefit of the Certificateholders (the "Reserve Account"). The Reserve Account is established to assist with the subsequent distribution of interest on the Certificates during the Controlled Accumulation Period. On each Transfer Date from and after the Reserve Account Funding Date, but prior to the termination of the Reserve Account, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread and Shared Excess Finance Charge Collections allocated to the Certificates (to the extent described above under " -- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections") to increase the amount on deposit in the Reserve Account (to the extent such amount is less than the Required Reserve Account Amount). The "Reserve Account Funding Date" will be the Transfer Date with respect to the Monthly Period which commences no later than three months prior to the commencement of the Controlled Accumulation Period, or such earlier date as may be required by the Agreement. The "Required Reserve Account Amount" for any Transfer Date on or after the Reserve Account Funding Date will be equal to (a) [___]% of the outstanding principal balance of the Class A Certificates or (b) any other amount designated by the Transferor; provided, however, that if such designation is of a lesser amount, the Transferor shall have provided the Servicer, the Collateral Interest Holder and the Trustee with evidence that the Rating Agency Condition has been satisfied and the Transferor shall have delivered to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at such time, in the reasonable belief of the Transferor, such designation will not cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would cause a Pay Out Event to occur with respect to Series 199_-___. On each Transfer Date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the Reserve Account on such Transfer Date, the Trustee will withdraw from the Reserve Account an amount equal to the excess, if any, of the amount on deposit in the Reserve Account over the Required Reserve Account Amount and deposit such excess into the Distribution Account to be paid to the Collateral Interest Holder on the related Distribution Date, for application in accordance with the terms of the Loan Agreement.

    Provided that the Reserve Account has not terminated as described below, funds on deposit in the Reserve Account shall be invested at the direction of the Servicer by the Trustee in Permitted Investments evidencing obligations of any of the Corporation or any Affiliate thereof; provided, however, that if no obligations of the Corporation or any Affiliate thereof shall qualify as Permitted Investments, notwithstanding the preceding, the funds on deposit in the Reserve Account shall be invested by the Trustee in Permitted Investments. The interest and other investment income (net of investment expenses and losses) earned on such investments will be retained in the Reserve Account (to the extent the amount on deposit is less than the Required Reserve Account Amount) or deposited in the Finance Charge Account and treated as Class A Available Funds.

    On or before each Transfer Date with respect to the Controlled Accumulation Period and on the first Transfer Date with respect to the Rapid Amortization Period, a withdrawal will be made from the Reserve Account, and the amount of such withdrawal will be deposited in the Finance Charge Account and included in collections of Finance Charge Receivables to be applied to the payment of the Class A Monthly Interest for such Transfer Date in an amount equal to the lesser of (a) the Available Reserve Account Amount with respect to such Transfer Date and (b) the Principal Funding Investment Shortfall with respect to such Transfer Date; provided, however, that the amount of such withdrawal shall be reduced to the extent that funds otherwise would be available to be deposited in the Reserve Account on such Transfer Date. On each Transfer Date, the amount available to be withdrawn from the Reserve Account (the "Available Reserve Account Amount") will be equal to the lesser of the amount on deposit in the Reserve Account (before giving effect to any deposit to be made to the Reserve Account on such Transfer Date) and the Required Reserve Account Amount for such Transfer Date.

    The Reserve Account will be terminated upon the earlier to occur of (a) the termination of the Trust pursuant to the Agreement and (b) if the Controlled Accumulation Period has not commenced, the first Transfer Date with respect to the Rapid Amortization Period or, if the Controlled Accumulation Period has commenced, the earlier to occur of (i) the first Transfer Date with respect to the Rapid Amortization Period and (ii) the Transfer Date immediately preceding the Class A Scheduled Payment Date. Upon the termination of the Reserve Account, all amounts on deposit therein (after giving effect to any withdrawal from the Reserve Account on such date as described above) will be deposited into the Distribution Account to be paid to the Collateral Interest Holder on the related Distribution Date, for application in accordance with the terms of the Loan Agreement. Any amounts withdrawn from the Reserve Account and distributed to the Collateral Interest Holder as described above will not be available for distribution to the Certificateholders.

PAY OUT EVENTS

    As described above, the Revolving Period will continue through ____ __, ____ (unless such date is postponed as described under " -- Postponement of Controlled Accumulation Period" in this Prospectus Supplement), unless a Pay Out Event occurs prior to such date. A "Pay Out Event" refers to any of the following events:

        (a) failure on the part of the Transferor (i) to make any payment or deposit on the date required under the Agreement (or within the applicable grace period which shall not exceed five days) or (ii) to observe or perform in any material respect any other covenants or agreements of the Transferor set forth in the Agreement, which failure has a material adverse effect on the Certificateholders (which determination shall be made without reference to the amount of the Collateral Interest) and which continues unremedied for a period of 60 days after written notice and continues to materially and adversely affect the interests of the Certificateholders (which determination shall be made without regard to the amount of the Collateral Interest) for such period;

        (b) any representation or warranty made by the Transferor in the Agreement, or any information required to be given by the Transferor to the Trustee to identify the Accounts proves to have been incorrect in any material respect when made or when delivered and which continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the Certificateholders are materially and adversely affected (which determination shall be made without reference to the amount of the Collateral Interest) and continue to be materially and adversely affected for such period; provided, however, that a Pay Out Event pursuant to this subparagraph (b) shall not be deemed to occur thereunder if the Transferor has accepted reassignment of the related Receivable or all such Receivables, if applicable, during such period in accordance with the provisions of the Agreement;

        (c) the average of the Portfolio Yields for any three consecutive Monthly Periods is less than the average of the Base Rates for such period;

        (d) a failure by the Transferor to convey Receivables arising under Additional Accounts, or Participations, to the Trust when required by the Agreement;

        (e) any Servicer Default occurs which would have a material adverse effect on the Certificateholders;

        (f) the Class A Investor Interest is not paid in full on the Class A Scheduled Payment Date or the Class B Investor Interest is not paid in full on the Class B Scheduled Payment Date;

        (g) certain events of insolvency, receivership or bankruptcy relating to the Transferor or other holder of the Transferor Certificate;

        (h) the Transferor becomes unable for any reason to transfer Receivables to the Trust in accordance with the provisions of the Agreement; or

        (i) the Trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

    In the case of any event described in clause (a), (b) or (e) above, a Pay Out Event will be deemed to have occurred with respect to the Certificates only if, after any applicable grace period, either the Trustee or Certificateholders and the Collateral Interest Holder evidencing interests aggregating not less than 50% of the Investor Interest, by written notice to the Transferor and the Servicer (and to the Trustee if given by the Certificateholders) declare that a Pay Out Event has occurred with respect to the Certificates as of the date of such notice. In the case of any event described in clause (g), (h) or (i), a Pay Out Event with respect to all Series then outstanding, and in the case of any event described in clause (c), (d) or (f), a Pay Out Event with respect to only the Certificates, will be deemed to have occurred without any notice or other action on the part of the Trustee or the Certificateholders, the Collateral Interest Holder or all certificateholders, as appropriate, immediately upon the occurrence of such event. On the date on which a Pay Out Event is deemed to have occurred, the Rapid Amortization Period will commence. In such event, distributions of principal to the Certificateholders will begin on the first Distribution Date following the month in which such Pay Out Event occurred. If, because of the occurrence of a Pay Out Event, the Rapid Amortization Period begins on or prior to ____ __, ____ Certificateholders may begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the Certificates.

    See "Description of the Certificates -- Pay Out Events" in the accompanying Prospectus for an additional discussion of the consequences of an insolvency, conservatorship or receivership of the Transferor.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    The share of the Servicing Fee allocable to the Investor Interest with respect to any Transfer Date (the "Investor Servicing Fee") shall be equal to one-twelfth of the product of (a) [___]% and (b) the Adjusted Investor Interest as of the last day of the Monthly Period preceding such Transfer Date; provided, however, with respect to the first Transfer Date, the Investor Servicing Fee shall be equal to $___________. On each Transfer Date, but only if Bank of America, an affiliate thereof, U.S. Bank National Association (formerly known as First Bank National Association) or another successor servicer meeting the requirements described in the Series 199_-___ Supplement (an "Acceptable Successor Servicer") is the Servicer, Servicer Interchange with respect to the related Monthly Period that is on deposit in the Finance Charge Account shall be withdrawn from the Finance Charge Account and paid to the Servicer in payment of a portion of the Investor Servicing Fee with respect to such Monthly Period. The "Servicer Interchange" for any Monthly Period for which Bank of America, an affiliate thereof or an Acceptable Successor Servicer is the Servicer will be an amount equal to the portion of collections of Finance Charge Receivables allocated to the Investor Interest with respect to such Monthly Period that is attributable to Interchange; provided, however, that Servicer Interchange for a Monthly Period shall not exceed one-twelfth of the product of (i) the Adjusted Investor Interest, as of the last day of such Monthly Period and (ii) [___]%; provided further, however, that with respect to the first Transfer Date, the Servicer Interchange may equal but shall not exceed $_________. In the case of any insufficiency of Servicer Interchange on deposit in the Finance Charge Account, a portion of the Investor Servicing Fee with respect to such Monthly Period will not be paid to the extent of such insufficiency and in no event shall the Trust, the Trustee, the Certificateholders or the Collateral Interest Holder be liable for the share of the Servicing Fee to be paid out of Servicer Interchange.

    The share of the Investor Servicing Fee allocable to the Class A Certificateholders with respect to any Transfer Date (the "Class A Servicing Fee") shall be equal to one-twelfth of the product of (a) the Class A Floating Allocation, (b) 1.0%, or if Bank of America, an affiliate thereof or an Acceptable Successor Servicer is not the Servicer, 2.0% (the "Net Servicing Fee Rate") and (c) the Adjusted Investor Interest as of the last day of the Monthly Period preceding such Transfer Date; provided, however, that with respect to the first Transfer Date, the Class A Servicing Fee shall be equal to $_________. The share of the Investor Servicing Fee allocable to the Class B Certificateholders with respect to any Transfer Date (the "Class B Servicing Fee") shall be equal to one-twelfth of the product of (a) the Class B Floating Allocation, (b) the Net Servicing Fee Rate and (c) the Adjusted Investor Interest as of the last day of the Monthly Period preceding such Transfer Date; provided, however, that with respect to the first Transfer Date, the Class B Servicing Fee shall be equal to $_______. The share of the Investor Servicing Fee allocable to the Collateral Interest Holder with respect to any Transfer Date (the "Collateral Interest Servicing Fee," together with the Class A Servicing Fee and the Class B Servicing Fee, the "Certificateholder Servicing Fee") shall be equal to one-twelfth of the product of (a) the Collateral Floating Allocation, (b) the Net Servicing Fee Rate and (c) the Adjusted Investor Interest as of the last day of the Monthly Period preceding such Transfer Date; provided, however, that with respect to the first Transfer Date, the Collateral Interest Servicing Fee shall be equal to $______. The remainder of the Servicing Fee shall be paid by the holder of the Transferor Certificate or by other Series (as provided in the related Series Supplements) or, to the extent of any insufficiency of Servicer Interchange as described above, not be paid. The Class A Servicing Fee and the Class B Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution in respect thereof as described under " -- Application of Collections" in this Prospectus Supplement.

    The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Receivables including, without limitation, payment of the fees and disbursements of the Trustee and independent certified public accountants and other fees which are not expressly stated in the Agreement to be payable by the

Trust or the Certificateholders other than any tax imposed on or measured by income, including United States federal, state and local income and franchise taxes, if any, of the Trust or the Certificateholders.

PAIRED SERIES

    The Transferor may cause the Trust to issue another Series as a Paired Series with respect to Series 199_-___. Although no assurance can be given as to whether such other Series will be issued and, if issued, the specific terms thereof, the outstanding principal amount of such Series may vary from time to time whether or not a Pay Out Event occurs with respect to Series 199_-___, and the interest rate with respect to certificates of such other Series will be established on the date of issuance of such Series and may be reset periodically. Further, the pay out events with respect to such other Series may vary from the Pay Out Events with respect to the Series 199_-___ and may include pay out events which are unrelated to the status of the Transferor, the Servicer or the Receivables, such as events related to the continued availability and rating of certain providers of Enhancement to such other Series. If a Pay Out Event does occur with respect to any such Paired Series prior to the payment in full of the Certificates, the final payment of principal to the Holders may be delayed. In particular, the numerator of the Fixed Allocation Percentage may be changed upon the occurrence of a pay out event with respect to a Paired Series resulting in a possible reduction of the percentage of collections of Principal Receivables allocated to the Certificateholders and a possible delay in payments to such Certificateholders. See " -- Allocation Percentages" and " -- Paired Series" in this Prospectus Supplement.

REPORTS TO CERTIFICATEHOLDERS

    On each Transfer Date, the Trustee will forward to each Certificateholder of record, a statement prepared by the Servicer setting forth the items described in "Description of the Certificates -- Reports to Certificateholders" in the accompanying Prospectus. In addition, such statement will include certain information regarding the Principal Funding Account and the Collateral Interest, if any, for such Transfer Date. The Servicer intends to file with the SEC periodic reports with respect to the Certificates following completion of the reporting period required by Rule 15d-1.

AMENDMENTS

    In addition to being subject to amendment pursuant to any other provisions relating to amendments in the Agreement, the Series 199_-___ Supplement may be amended by the Transferor without the consent of the Servicer, the Trustee or any Certificateholder if the Transferor provides the Trustee with (a) an opinion of counsel to the effect that such amendment or modification would reduce the risk that the Trust would be treated as taxable as a publicly traded partnership pursuant to section 7704 of the Internal Revenue Code of 1986, as amended (the "Code") and (b) a certificate that such amendment or modification would not materially and adversely affect any Certificateholder; provided, however, that no such amendment shall be deemed effective without the Trustee's consent, if the Trustee's rights, duties and obligations under the Series 199_-___ Supplement are thereby modified. Promptly after the effectiveness of any such amendment, the Transferor shall deliver a copy of such amendment to each of the Servicer, the Trustee and each Rating Agency described in the Series 199_-___ Supplement.


                              ERISA CONSIDERATIONS

     Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and section 4975 of the Code prohibit certain pension, profit sharing or other employee benefit plans, individual retirement accounts or annuities and employee annuity plans and Keogh plans (collectively, "Plans") from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code (collectively, "Parties in Interest") with respect to the Plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and section 4975 of the Code for such persons, unless a statutory, regulatory or administrative exemption is available. Plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements.

CLASS A CERTIFICATES

     A violation of the prohibited transaction rules could occur if the Class A Certificates were to be purchased with "plan assets" of any Plan if the Transferor, the Trustee, any underwriters of such Series or any of their affiliates were a Party in Interest with respect to such Plan, unless a statutory, regulatory or administrative exemption is available or an exemption applies under a regulation (the "Plan Asset Regulation") issued by the Department of Labor ("DoL"). The Transferor, the Trustee, the Underwriters and their affiliates are likely to be Parties in Interest with respect to many Plans. Before purchasing the Class A Certificates, a Plan fiduciary or other Plan investor should consider whether a prohibited transaction might arise by reason of the relationship between the Plan and the Transferor, the Trustee, any Underwriter of such Series or any of their affiliates and consult their counsel regarding the purchase in light of the considerations described below and in the accompanying Prospectus.

     Under certain circumstances, the Plan Asset Regulation treats the assets of an entity in which a Plan holds an equity interest as "plan assets" of such Plan. Because the Class A Certificates will represent beneficial interests in the Trust, and despite the agreement of the Transferor and the Certificate Owners to treat the Class A Certificates as debt instruments, the Class A Certificates are likely to be considered equity interests in the Trust for purposes of the Plan Asset Regulation, with the result that the assets of the Trust are likely to be treated as "plan assets" of the investing Plans for purposes of ERISA and section 4975 of the Code, unless the exception for "publicly-offered securities" is applicable as described in the accompanying Prospectus. It is anticipated that the Class A Certificates will meet the criteria for treatment as "public-offered securities" as described in the accompanying Prospectus. No restrictions will be imposed on the transfer of the Class A Certificates. It is expected that the Class A Certificates will be held by at least 100 Independent Investors at the conclusion of the initial public offering although no assurance can be given, and no monitoring or other measures will be taken to ensure, that such condition is met. The Class A Certificates will be sold as part of an offering pursuant to an effective registration statement under the Act and then will be timely registered under the Exchange Act.

     If the foregoing exception under the Plan Asset Regulation were not satisfied, transactions involving the Trust and Parties in Interest with respect to a Plan that purchases or holds Class A Certificates might be prohibited under section 406 of ERISA and/or section 4975 of the Code and result in excise tax and other liabilities under ERISA and section 4975 of the Code unless an exemption were available. The five DoL class exemptions described in the accompanying Prospectus may not provide relief for all transactions involving the assets of the Trust even if they would otherwise apply to the purchase of a Class A Certificate by a Plan.

CLASS B CERTIFICATES

     The Class B Certificates may not be acquired or held by, on behalf of, or with "plan assets" of any Plan.

CONSULTATION WITH COUNSEL

     In light of the foregoing, fiduciaries or other persons contemplating purchasing the Class A Certificates on behalf or with "plan assets" of any Plan should consult their own counsel regarding whether the Trust assets represented by the Class A Certificates would be considered "plan assets," the consequences that would apply if the Trust's assets were considered "plan assets," and the possibility of exemptive relief from the prohibited transaction rules.

     Finally, Plan fiduciaries and other Plan investors should consider the fiduciary standards under ERISA or other applicable law in the context of the Plan's particular circumstances before authorizing an investment of a portion of the Plan's assets in the Class A Certificates. Accordingly, among other factors, Plan fiduciaries and other Plan investors should consider whether the investment
(i) satisfies the diversification requirement of ERISA or other applicable law,
(ii) is in accordance with the Plan's governing instruments, and (iii) is prudent in light of the "Risk Factors" and other factors discussed in this Prospectus Supplement and the accompanying Prospectus.

                                  UNDERWRITING

    Subject to the terms and conditions set forth in the Class A Underwriting Agreement (the "Class A Underwriting Agreement") between the Transferor and the Class A Underwriter named below (the "Class A Underwriter"), and the terms and conditions set forth in the Class B Underwriting Agreement (the "Class B Underwriting Agreement," and together with the Class A Underwriting Agreement, the "Underwriting Agreement") between the Transferor and the Class B Underwriter named below (the "Class B Underwriter," and together with the Class A Underwriter, the "Underwriters"), the Transferor has agreed to sell to the Underwriters, and each of the Underwriters has severally agreed to purchase, the principal amount of the Certificates set forth opposite its name:

                                                   PRINCIPAL AMOUNT OF
                        CLASS A UNDERWRITER       CLASS A CERTIFICATES
                        -------------------       --------------------
                                                      $
                    -----------------------             -----------
                    Total.......................      $
                                                        ===========

                                                   PRINCIPAL AMOUNT OF
                        CLASS B UNDERWRITER       CLASS B CERTIFICATES
                        -------------------       --------------------
                                                      $
                    -----------------------              -----------
                    Total.......................      $
                                                         ===========

    In the Class A Underwriting Agreement, the Class A Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all of the Class A Certificates offered hereby if any of the Class A Certificates are purchased. In the Class B Underwriting Agreement, the Class B Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all of the Class B Certificates offered hereby if any of the Class B Certificates are purchased. The Underwriters have agreed to reimburse the Transferor for certain expenses of the issuance and distribution of the Certificates.

    The Class A Underwriter proposes initially to offer the Class A Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in excess of ____ % of the principal amount of the Class A Certificates. The Class A Underwriter may allow, and such dealers may reallow, concessions not in excess of ___% of the principal amount of the Class A Certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class A Underwriter.

    The Class B Underwriter proposes initially to offer the Class B Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in excess of ___% of the principal amount of the Class B Certificates. The Class B Underwriter may allow, and such dealers may reallow, concessions not in excess of ___% of the principal amount of the Class B Certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class B Underwriter.

    We will receive proceeds of approximately $________ from the sale of the Class A Certificates (representing ___% of the principal amount each Class A Certificate) after paying the underwriting discount of $______ (representing ___% of each Class A Certificate). We will receive proceeds of approximately $_______ from the sale of the Class B Certificates (representing ___% of each Class B Certificate) after paying the underwriting discount of $________ (representing __% of each Class B Certificate). Additional offering expenses are estimated to be $__________.

    Each Underwriter will represent and agree that:

    (a) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom;

    (b) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom such document may otherwise lawfully be issued or passed on;

    (c) if it is an authorized person under Chapter III of Part 1 of the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02(2) of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the scheme described in this Prospectus Supplement and the Prospectus if that person is a kind described either in Section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991; and

    (d) it is a person of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995.

    The Transferor will indemnify the Underwriters against liabilities relating to the adequacy of disclosure to investors, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make in respect thereof.

    The Underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Certificates in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the Certificates so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Certificates in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Certificates originally sold by such syndicate member are purchased in a syndicate covering transaction. Such over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the Certificates to be higher than they would otherwise be in the absence of such transactions. Neither the Transferor nor any of the Underwriters represent that the Underwriters will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice at any time.

    This Prospectus Supplement and the accompanying Prospectus may be used by NationsBanc Montgomery Securities LLC, an affiliate of the Transferor and Servicer, in connection with offers and sales related to secondary market transactions in the Certificates. NationsBanc Montgomery Securities LLC may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

    The Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for, the Transferor, the Servicer, or the Corporation, their respective affiliates and the Trustee, in the ordinary course of business.

                                  LEGAL MATTERS

    Certain legal matters relating to the issuance of the Certificates will be passed upon for the Transferor by [__________________], [__________ Counsel] at the Corporation, and by [_____________________________], special counsel to the Transferor. Certain legal matters relating to the federal tax consequences of the issuance of the Certificates will be passed upon for the Transferor by [_______________________________________________], special tax counsel to the
Transferor. Certain legal matters relating to the issuance of the Certificates will be passed upon for the Underwriters by [___________________________________].

                     INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT

Term                                             Page
----                                             ----
Acceptable Successor Servicer....................S-43
Accounts.........................................S-14
Accumulation Period Length.......................S-28
Accumulation Shortfall...........................S-37
Additional Interest..............................S-26
Aggregate Investor Default Amount................S-39
Agreement........................................S-14
Available Investor Principal Collections.........S-27
Available Reserve Account Amount.................S-41
BAC..............................................S-24
Base Rate........................................S-22
Call Report......................................S-24
Cedel............................................S-12
Certificateholder Servicing Fee..................S-43
Certificateholders...............................S-21
Certificates.....................................S-14
Class A Additional Interest......................S-26
Class A Adjusted Investor Interest...............S-30
Class A Available Funds..........................S-26
Class A Certificate Rate.........................S-25
Class A Certificateholders.......................S-21
Class A Certificates.............................S-14
Class A Fixed Allocation.........................S-30
Class A Floating Allocation......................S-29
Class A Investor Charge-Off......................S-39
Class A Investor Default Amount..................S-39
Class A Investor Interest........................S-30
Class A Monthly Interest.........................S-34
Class A Monthly Principal........................S-36
Class A Required Amount..........................S-31
Class A Scheduled Payment Date...................S-21
Class A Servicing Fee............................S-43
Class A Underwriter..............................S-46
Class A Underwriting Agreement...................S-46
Class B Additional Interest......................S-26
Class B Available Funds..........................S-26
Class B Certificate Rate.........................S-25
Class B Certificateholders.......................S-21
Class B Certificates.............................S-14
Class B Fixed Allocation.........................S-30
Class B Floating Allocation......................S-29
Class B Investor Charge-Off......................S-40
Class B Investor Default Amount..................S-39
Class B Investor Interest........................S-30
Class B Monthly Interest.........................S-34
Class B Monthly Principal........................S-36
Class B Required Amount..........................S-31
Class B Scheduled Payment Date...................S-21
Class B Servicing Fee............................S-43
Class B Underwriter..............................S-46
Class B Underwriting Agreement...................S-46
Closing Date.....................................S-14
Code.............................................S-45
Collateral Available Funds.......................S-34
Collateral Charge-Off............................S-40
Collateral Default Amount........................S-39
Collateral Fixed Allocation......................S-30
Collateral Floating Allocation...................S-29
Collateral Interest........................S-14, S-31
Collateral Interest Holder.......................S-21
Collateral Interest Servicing Fee................S-43
Collateral Monthly Interest......................S-35
Collateral Monthly Principal.....................S-37
Collateral Rate..................................S-35
Controlled Accumulation Amount...................S-37
Controlled Accumulation Period...................S-21
Controlled Deposit Amount........................S-21
Corporation......................................S-24
Covered Amount...................................S-40
Cut-Off Date.....................................S-17
Default Amount...................................S-39
Distribution Date................................S-26
DoL..............................................S-45
DTC..............................................S-12
ERISA............................................S-44
Euroclear........................................S-12
Excess Spread....................................S-34
Finance Charge Receivables.......................S-18
Finance Charge Shortfalls........................S-38
Fixed Investor Percentage........................S-29
Floating Investor Percentage.....................S-29
Identified Pool..................................S-14
Initial Collateral Interest......................S-31
Initial Identified Pool..........................S-15
Interest Period..................................S-25
Investor Default Amount..........................S-39
Investor Interest................................S-31
Investor Servicing Fee...........................S-43
LIBOR............................................S-26
LIBOR Determination Date.........................S-26
Loan Agreement...................................S-27
London business day..............................S-26
Minimum Aggregate Principal Receivables..........S-17
Minimum Transferor Interest......................S-17
Monthly Period...................................S-29
NationsBank......................................S-24
Net Servicing Fee Rate...........................S-43
Parties in Interest..............................S-44
Pay Out Event....................................S-42
Plan Asset Regulation............................S-45
Plans............................................S-44
Portfolio Yield..................................S-22
Principal Funding Account........................S-40
Principal Funding Account Balance................S-21
Principal Funding Investment Proceeds............S-40
Principal Funding Investment Shortfall...........S-40
Principal Receivables............................S-17
Principal Shortfalls.............................S-38
Rapid Amortization Period........................S-21
Rating Agency Condition..........................S-38
Reallocated Class B Principal Collections........S-32
Reallocated Collateral Principal Collections.....S-32
Reallocated Principal Collections................S-32
Receivables......................................S-14
Record Date......................................S-25
Reference Banks..................................S-27
Required Amount..................................S-32
Required Collateral Interest.....................S-38
Required Reserve Account Amount..................S-41
Reserve Account..................................S-41
Reserve Account Funding Date.....................S-41
Revolving Period.................................S-27

Term                                             Page
----                                             ----
Series 199_-__...................................S-28
Series 199_-__ Supplement........................S-24
Series 199_-___ Termination Date.................S-21
Servicer Interchange.............................S-43
Shared Excess Finance Charge Collections.........S-37
Shared Excess Finance Charge Collections
 Group One.......................................S-37
Shared Excess Principal Collections..............S-38
Shared Excess Principal Collections Group........S-27
Telerate Page 3750...............................S-27
Transfer Date....................................S-33
Transferor.......................................S-14
Transferor Certificate...........................S-25
Transferor Interest..............................S-17
Transferor Percentage............................S-25
Trust............................................S-14
Trust Portfolio..................................S-17
Underwriters.....................................S-46
Underwriting Agreement...........................S-46

                                                                         ANNEX I

                               OTHER SERIES ISSUED

    The table below sets forth the principal characteristics of the eight other Series previously issued by the Trust, Series 1996-A, Series 1996-B, Series 1997-A, Series 1997-B, Series 1997-C, Series 1998-A, Series 1998-B and Series 1998-C which are each in Shared Excess Finance Charge Collections Group One and the Shared Excess Principal Collections Group. For more specific information with respect to any Series, any prospective investor should contact Bank of America at (602) 597-3273. Bank of America will provide without charge to any prospective purchaser of the Certificates a copy of the Disclosure Documents for any previously publicly-issued Series.

1.   Series 1996-A

     Class A Certificates
             Initial Investor Interest.................................................................$427,500,000
             Certificate Rate..................................................One-Month LIBOR plus 0.13% per annum
             Controlled Accumulation Amount (subject to adjustment)................................... $ 35,625,000
             Commencement of Accumulation Period......................................................June 30, 2000
             Annual Servicing Fee Percentage........................................................2.00% per annum
             Initial Collateral Interest...............................................................$ 40,000,000
             Other Enhancement................................................Subordination of Class B Certificates
             Series 1996-A Termination Date...........................................August 2003 Distribution Date
             Series Issuance Date.....................................................................July 19, 1996

    Class B Certificates

             Initial Investor Interest.................................................................$ 32,500,000
             Certificate Rate..................................................One-Month LIBOR plus 0.29% per annum
             Controlled Accumulation Amount............................................................$ 32,500,000
             Commencement of Accumulation Period.............................Same as above for Class A Certificates
             Annual Servicing Fee Percentage.................................Same as above for Class A Certificates
             Initial Collateral Interest.....................................Same as above for Class A Certificates
             Series 1996-A Termination Date..................................Same as above for Class A Certificates
             Series Issuance Date............................................Same as above for Class A Certificates

2. Series 1996-B

    Class A Certificates

             Initial Investor Interest.................................................................$830,000,000
             Certificate Rate...............................................Three-Month LIBOR plus 0.125% per annum
             Controlled Accumulation Amount (subject to Adjustment)....................................$ 69,166,167
             Commencement of Accumulation Period.................................................September 30, 2002
             Annual Servicing Fee Percentage........................................................2.00% per annum
             Initial Collateral Interest...............................................................$ 77,661,000
             Other Enhancement................................................Subordination of Class B Certificates
             Series 1996-B Termination Date.........................................November 2005 Distribution Date
             Series Issuance Date..................................................................October 11, 1996

    Class B Certificates

             Initial Investor Interest.................................................................$ 63,100,000
             Certificate Rate................................................Three-Month LIBOR plus 0.28% per annum
             Controlled Accumulation Amount............................................................$ 63,100,000
             Commencement of Accumulation Period.............................Same as above for Class A Certificates
             Annual Servicing Fee Percentage.................................Same as above for Class A Certificates
             Initial Collateral Interest.....................................Same as above for Class A Certificates
             Series 1996-B Termination Date..................................Same as above for Class A Certificates
             Series Issuance Date............................................Same as above for Class A Certificates

                                                         A-1

3.  Series 1997-A

    Class A Certificates
              Initial Investor Interest.................................................................$648,750,000
              Certificate Rate..................................................One-Month LIBOR plus 0.11% per annum
              Controlled Accumulation Amount (subject to Adjustment)....................................$ 54,062,500
              Commencement of Accumulation Period.......................................................May 31, 2001
              Annual Servicing Fee Percentage........................................................2.00% per annum
              Initial Collateral Interest.............................................................. $ 60,000,000
              Other Enhancement................................................Subordination of Class B Certificates
              Series 1997-A Termination Date.............................................July 2004 Distribution Date
              Series Issuance Date.....................................................................June 17, 1997

    Class B Certificates

              Initial Investor Interest.................................................................$ 41,250,000
              Certificate Rate..................................................One-Month LIBOR plus 0.29% per annum
              Controlled Accumulation Amount............................................................$ 41,250,000
              Commencement of Accumulation Period.............................Same as above for Class A Certificates
              Annual Servicing Fee Percentage.................................Same as above for Class A Certificates
              Initial Collateral Interest.....................................Same as above for Class A Certificates
              Series 1997-A Termination Date..................................Same as above for Class A Certificates
              Series Issuance Date............................................Same as above for Class A Certificates

4.  Series 1997-B

    Class A Certificates

              Initial Investor Interest.................................................................$648,750,000
              Certificate Rate..............................................Three-Month LIBOR minus 0.125% per annum
              Controlled Accumulation Amount (subject to Adjustment)....................................$ 54,062,500
              Commencement of Accumulation Period....................................................August 31, 2001
              Annual Servicing Fee Percentage........................................................2.00% per annum
              Initial Collateral Interest...............................................................$ 60,000,000
              Other Enhancement................................................Subordination of Class B Certificates
              Series 1997-B Termination Date..........................................October 2004 Distribution Date
              Series Issuance Date................................................................September 25, 1997

    Class B Certificates

              Initial Investor Interest.................................................................$ 41,250,000
              Certificate Rate................................................Three-Month LIBOR plus 0.26% per annum
              Controlled Accumulation Amount............................................................$ 41,250,000
              Commencement of Accumulation Period.............................Same as above for Class A Certificates
              Annual Servicing Fee Percentage.................................Same as above for Class A Certificates
              Initial Collateral Interest.....................................Same as above for Class A Certificates
              Series 1997-B Termination Date..................................Same as above for Class A Certificates
              Series Issuance Date............................................Same as above for Class A Certificates

5.  Series 1997-C

    Class A Certificates

              Initial Investor Interest.................................................................$562,250,000
              Certificate Rate..................................................One-Month LIBOR plus 0.12% per annum
              Controlled Accumulation Amount (subject to Adjustment)....................................$ 46,854,167
              Commencement of Accumulation Period..................................................November 30, 1999
              Annual Servicing Fee Percentage........................................................2.00% per annum
              Initial Collateral Interest...............................................................$ 52,000,000
              Other Enhancement................................................Subordination of Class B Certificates
              Series 1997-C Termination Date..........................................January 2003 Distribution Date
              Series Issuance Date..................................................................December 9, 1997


                                                         A-2

    Class B Certificates
              Initial Investor Interest.................................................................$ 35,750,000
              Certificate Rate..................................................One-Month LIBOR plus 0.33% per annum
              Controlled Accumulation Amount........................................................... $ 35,750,000
              Commencement of Accumulation Period.............................Same as above for Class A Certificates
              Annual Servicing Fee Percentage.................................Same as above for Class A Certificates
              Initial Collateral Interest.....................................Same as above for Class A Certificates
              Series 1997-C Termination Date..................................Same as above for Class A Certificates
              Series Issuance Date............................................Same as above for Class A Certificates

6.  Series 1998-A

    Class A Certificates

              Initial Investor Interest.................................................................$648,750,000
              Certificate Rate..................................................One-Month LIBOR plus 0.11% per annum
              Controlled Accumulation Amount (subject to Adjustment)....................................$ 54,062,500
              Commencement of Accumulation Period..................................................February 28, 2002
              Annual Servicing Fee Percentage........................................................2.00% per annum
              Initial Collateral Interest...............................................................$ 60,000,000
              Other Enhancement................................................Subordination of Class B Certificates
              Series 1998-A Termination Date............................................April 2005 Distribution Date
              Series Issuance Date....................................................................March 26, 1998

    Class B Certificates

              Initial Investor Interest.................................................................$ 41,250,000
              Certificate Rate..................................................One-Month LIBOR plus 0.27% per annum
              Controlled Accumulation Amount............................................................$ 41,250,000
              Commencement of Accumulation Period.............................Same as above for Class A Certificates
              Annual Servicing Fee Percentage.................................Same as above for Class A Certificates
              Initial Collateral Interest.....................................Same as above for Class A Certificates
              Series 1998-A Termination Date..................................Same as above for Class A Certificates
              Series Issuance Date............................................Same as above for Class A Certificates

7.  Series 1998-B

    Class A Certificates

              Initial Investor Interest.................................................................$648,750,000
              Certificate Rate..................................................One-Month LIBOR plus 0.12% per annum
              Controlled Accumulation Amount (subject to Adjustment)....................................$ 54,062,500
              Commencement of Accumulation Period.....................................................April 30, 2003
              Annual Servicing Fee Percentage........................................................2.00% per annum
              Initial Collateral Interest...............................................................$ 60,000,000
              Other Enhancement................................................Subordination of Class B Certificates
              Series 1998-B Termination Date.............................................June 2006 Distribution Date
              Series Issuance Date.......................................................................May 7, 1998

    Class B Certificates

              Initial Investor Interest.................................................................$ 41,250,000
              Certificate Rate..................................................One-Month LIBOR plus 0.28% per annum
              Controlled Accumulation Amount............................................................$ 41,250,000
              Commencement of Accumulation Period.............................Same as above for Class A Certificates
              Annual Servicing Fee Percentage.................................Same as above for Class A Certificates
              Initial Collateral Interest.....................................Same as above for Class A Certificates
              Series 1998-B Termination Date..................................Same as above for Class A Certificates
              Series Issuance Date............................................Same as above for Class A Certificates


                                                        A-3

8.    Series 1998-C

    Class A Certificates
              Initial Investor Interest.................................................................$432,500,000
              Certificate Rate..................................................One-Month LIBOR plus 0.14% per annum
              Controlled Accumulation Amount (subject to Adjustment)....................................$ 36,041,667
              Commencement of Accumulation Period....................................................August 31, 2000
              Annual Servicing Fee Percentage...........................................................2% per annum
              Initial Collateral Interest...............................................................$ 40,000,000
              Other Enhancement...............................................Subordination of  Class B Certificates
              Series 1998-C Termination Date..........................................October 2003 Distribution Date
              Series Issuance Date................................................................September 25, 1998

    Class B Certificates

              Initial Investor Interest.................................................................$ 27,500,000
              Certificate Rate.................................................One-Month LIBOR plus 0.365% per annum
              Controlled Accumulation Amount............................................................$ 27,500,000
              Commencement of Accumulation Period.............................Same as above for Class A Certificates
              Annual Servicing Fee Percentage.................................Same as above for Class A Certificates
              Initial Collateral Interest.....................................Same as above for Class A Certificates
              Series 1998-C Termination Date..................................Same as above for Class A Certificates
              Series Issuance Date............................................Same as above for Class A Certificates


                                                        A-4

                           BA MASTER CREDIT CARD TRUST
                                     Issuer



                      BANK OF AMERICA NATIONAL ASSOCIATION
                             Transferor and Servicer

                                 SERIES 199_-__

               $__________ FLOATING-RATE ASSET BACKED CERTIFICATES




                              PROSPECTUS SUPPLEMENT

                                    _________

                   UNDERWRITER[S] OF THE CLASS A CERTIFICATES


                   UNDERWRITER[S] OF THE CLASS B CERTIFICATES


YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

WE DO NOT CLAIM THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AS OF ANY DATE OTHER THAN THE DATES STATED ON THEIR RESPECTIVE COVERS.

DEALERS WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THE CERTIFICATES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION ALL DEALERS SELLING THE CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL _______ ___ 199_.


              This document is printed entirely on recycled paper.